SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

cbdMD, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025 Notice of Annual Meeting of Shareholders

Thursday, April 10, 2025 1:00 p.m. Eastern Time	VIRTUALLY
https://www.virtualshareholdermeeting.com/YCBD2025

At the cbdMD, Inc. 2025 annual meeting of shareholders you will be asked to vote on the following matters:

❖	the election of seven directors;
❖	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;
❖

the approval and adoption of an amendment to the Company’s Certificate of Designation of Rights and Preferences of the 8% Series A Cumulative Convertible Preferred Stock, as set forth in Appendix A to the attached Proxy Statement, to provide that each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock (the “Series A Preferred Proposal”) upon the effective time of the amendment;

❖

To approve an amendment to our articles of incorporation, as amended, as set forth in Appendix B to the attached Proxy Statement, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board (the “Reverse Split Proposal”);

❖

To consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal (the “Adjournment Proposal”); and

❖	any other business as may properly come before the meeting.

The board of directors has fixed the close of business on February 21, 2025 as the record date for determining the common shareholders and Series A preferred shareholders that are entitled to notice of and to vote at the 2025 annual meeting of shareholders and any adjournments thereof. The Series A preferred shareholders are only entitled to vote on the Series A Preferred Proposal.

The 2025 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://www.virtualshareholdermeeting.com/YCBD2025 and enter your control number and other shareholder information provided in your proxy materials. Technical support will be available beginning 30 minutes prior to the meeting and throughout the virtual meeting. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Your vote is important regardless of the number of shares you own. Please vote your common shares and/or shares of Series A Preferred Stock by proxy over the Internet or by mail or by telephone.

By order of the board of directors
Charlotte, NC

February 24, 2025	Scott Stephen
Chairman

Important Notice Regarding the Availability of Proxy Materials for the 2025 annual meeting to be Held on April 10, 2025:

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 are available free of charge on our website www.cbdmd.com and through the SEC’s website www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws and regulations. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2024 (the “2025 10-K”).

ADDITIONAL INFORMATION

Unless the context otherwise indicates, when used in this proxy statement, the terms “cbdMD,” “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation, and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC (“CBDI”), Paw CBD, Inc., a North Carolina corporation (“Paw CBD”) and cbdMD Therapeutics LLC, a North Carolina limited liability company (“Therapeutics”). In addition, “fiscal 2023” refers to the year ended September 30, 2023, “fiscal 2024” refers to the year ended September 30, 2024 and “fiscal 2025” refers to the fiscal year ending September 30, 2025.

Our corporate website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, including our 2024 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information which appears on our websites and our social media platforms is not part of this proxy statement.

Shareholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

WHEN	ITEMS OF BUSINESS
Thursday, April 10, 2025 at 1:00 p.m. Eastern Time	➢ the election of seven directors;

WHERE	➢ the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;
Virtual https://www.virtualshareholdermeeting.com/YCBD2025

➢  the approval and adoption of an amendment to the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock upon the effective time of the amendment;

➢  to approve an amendment to our articles of incorporation, as amended, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board;

RECORD DATE February 21, 2025

➢  a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal; and

➢ any other business as may properly come before the meeting.

HOW TO VOTE:

By calling 1-800-690-6903, toll free, in the United States or Canada	By voting online before the meeting at https://www.proxyvote.com By voting online at the meeting at: https://www.virtualshareholdermeeting.com/YCBD2025

By returning a properly completed, signed and dated proxy card

Virtual Meeting

The 2025 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://www.virtualshareholdermeeting.com/YCBD2025 and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in (1) the election to our board of nominees set forth herein and (2) T. Ronan Kennedy, our chief executive officer and chief financial officer and member of our board of directors, who owns 41,765 shares of Series A Preferred Stock, Jeffrey Porter, a director nominee who owns 354,141 shares of Series A Preferred Stock and Kevin Roe, a director nominee who owns 14,500 shares of Series A Preferred Stock, none of the officers or directors have any interest in any of the matters to be acted upon at the annual meeting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Voting Recommendation	Page Reference
1. Election of seven directors	☑FOR each nominee	5
2. Ratification of the appointment of Cherry Bekaert LLP as our independent auditors	☑FOR	8
3. Approval and adoption of an amendment and restatement of the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock upon the effective time of the amendment	☑FOR	10
4. Approval of an amendment to our articles of incorporation, as amended, at the discretion of the board, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board	☑FOR	16
5. Adjournment of the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal	☑FOR	23

GENERAL INFORMATION

The accompanying proxy is solicited by the board of directors of cbdMD for use at our 2025 annual meeting of shareholders to be held on Thursday, April 10, 2025 at 1:00 p.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of 2025 annual meeting of shareholders.

This proxy statement and the accompanying proxy card are being mailed to owners of shares of our common stock, which is our only class of voting securities, in connection with the solicitation of proxies by the board of directors for all proposals at the 2025 annual meeting of shareholders and owners of our Series A Preferred Stock only in connection with the solicitation of proxies by the board of directors for the Series A Preferred Proposal. The 2025 annual meeting will be in a virtual meeting format only. Shareholders may attend the 2025 annual meeting by visiting https:// www.virtualshareholdermeeting.com/YCBD2025 and entering the control number found on their proxy card or voting instruction form which shareholders previously received.

The date of this proxy statement is February 24, 2025, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our common and Series A Preferred shareholders. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each shareholder of record, we are furnishing the proxy materials for the annual meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials (the “Notice”) is being mailed to our shareholders on or about February 24, 2025. The Notice contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the Notice. The Notice also contains instructions on how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a control number that you will need to submit a proxy to vote your shares. We encourage shareholders to access our proxy materials electronically to reduce our impact on the environment.

Electronic access. To access our proxy statement and 2024 10-K electronically, please visit our corporate website at www.cbdmd.com.

Voting securities. Only our common shareholders of record as of the close of business on February 21, 2025, the record date (“Record Date”) for the 2025 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 6,262,833 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2025 annual meeting. Each common shareholder on the Record Date is entitled to one vote for each common share held. Holders of our 8.0% Series A Cumulative Convertible Preferred Stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2025 annual meeting or any adjournment thereof, except in connection with the Series A Preferred Proposal and the Adjournment Proposal. As of the Record Date, there were 5,000,000 shares of our Series A Preferred Stock issued and outstanding. Each preferred shareholder on the Record Date is entitled to one vote for each share held on the Series A Preferred Proposal.

Quorum and Vote Required. In accordance with our bylaws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2025 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, or by telephone, or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2025 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2025 annual meeting is required to elect directors (Proposal 1).

With respect to the ratification of Cherry Bekaert LLP as our independent registered public accounting firm (Proposal 2), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2025 annual meeting is required to decide such matter.

With respect to the Series A Preferred Proposal (Proposal 3), assuming the existence of a quorum, (1) the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the annual meeting is required to decide such matter and (2) the affirmative vote or consent of the holders of at least two-thirds (2/3) of our outstanding shares of Series A Preferred present, either in person or represented by proxy at the annual meeting is required to decide such matter. If a quorum is not present in person or by proxy, the 2025 annual meeting may be adjourned until a quorum is obtained.

With respect to the proposal to grant discretionary authority to the board to implement a reverse stock split (Proposal 4), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2025 annual meeting is required to decide such matter. If a quorum is not present in person or by proxy, the 2025 annual meeting may be adjourned until a quorum is obtained.

With respect to the Adjournment Proposal (Proposal 5) (1) the affirmative vote of a majority of our shares of common stock present, either in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting is required to decide Proposal 5 and (2) the affirmative vote of a majority of our Series A Preferred shares present, either in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting is required to decide Proposal 5.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1), Series A Preferred Proposal (Proposal 3) and Adjournment Proposal (Proposal 5) are each considered a non-routine matter. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR such proposals. The ratification of the selection of the independent registered public accounting firm (Proposal 2) and the reverse stock split (Proposal 4) are considered routine matters. Please provide instructions to your brokers or nominee on how to vote your shares.

Communications with our board of directors. You may contact any of our directors by writing to them c/o cbdMD, Inc., 2101 Westinghouse Blvd., Suite A, Charlotte, NC 28273. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about cbdMD. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by cbdMD that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

T. Ronan Kennedy

Chief Executive Officer

Chief Financial Officer

cbdMD, Inc.

2101 Westinghouse Blvd., Suite A

Charlotte, NC 28273

Telephone: (704) 445-3064 (direct)

email: IR@cbdmd.com

PROPOSAL 1- ELECTION OF DIRECTORS

The board, upon recommendation by the Compensation, Corporate Governance and Nominating Committee, has nominated the following seven individuals for election as directors, each to hold office until the 2026 annual meeting of shareholders or until their successor has been duly elected and qualified. The nominees include our current directors, all of whom are standing for re-election, and two individuals also nominated by our board to fill vacancies created by the expansion of our board. Set forth below is biographical information on the director nominees.

Scott G. Stephen Age 59 Director since 2019 ● Chairman of the Board of Directors

Professional Background and Qualifications

Mr. Stephen has been a member of our board of directors since April 2019 and Chairman since June 2022. Mr. Stephen has served as Chief Growth Officer of Guaranteed Rate Inc., a U.S. residential mortgage company headquartered in Chicago, IL, since February 2012. Mr. Stephen also serves as President of Guaranteed Rate Insurance and Ravenswood Title, affiliates of Guaranteed Rate Inc. From 2003 until 2012, he was employed by Playboy Enterprises, Inc., a leading men’s global entertainment and lifestyle company, serving in a variety of positions including Chief Operations Officer, Executive Vice President, Playboy Print/Digital Group and Executive Vice President and General Manager of Playboy Digital Media. From 1999 to 2003 Mr. Stephen was employed by Yesmail, Inc., an online relationship marketing company, serving as Chief Operating Officer and Vice President of Client Services and Operations. Mr. Stephen received a Bachelor of Business Administration in Finance from the University of Notre Dame and a Master of Management in Marketing and Organizational Behavior from the Kellogg School of Management at Northwestern University. We selected Mr. Stephen to serve on the board of directors because of his executive leadership positions, his positions with Guaranteed Rate Inc. and Playboy Enterprises and his extensive business background.

Bakari Sellers Age 40 Director since 2017 ● Chairman of the Compensation, Corporate Governance and Nominating Committee

Professional Background and Qualifications

Mr. Sellers has been a member of our board of directors since March 2017. Mr. Sellers, an attorney, has been a member of the Strom Law Firm, LLC, in Columbia, South Carolina since 2007. Mr. Sellers is a former member of the South Carolina House of Representatives, where he represented the 90th District beginning in 2006, making history as the youngest member of the South Carolina state legislature and the youngest African American elected official in the nation. In 2014, he ran as the Democratic nominee for Lt. Governor of South Carolina. He has worked for United States Congressman James Clyburn and former Atlanta Mayor Shirley Franklin. Earning his undergraduate degree from Morehouse College, where he served as student body president, and his law degree from the University of South Carolina, Mr. Sellers has followed in the footsteps of his father, civil rights leader Cleveland Sellers, in his tireless commitment to service taking championing progressive policies to address issues ranging from education and poverty to preventing domestic violence and childhood obesity. He has served as a featured speaker at events for the National Education Association, College Democrats of America National Convention, the 2008 Democratic National Convention and, in 2007, delivered the opening keynote address to the AIPAC Policy Conference in Washington, DC. Mr. Sellers is also a political commentator at CNN. We selected Mr. Sellers because of his leadership experience, commitment to public policy and legal background.

William F. Raines, III Age 65 Director since 2019 ● Chairman of the Audit Committee

Professional Background and Qualifications

Mr. Raines has been a member of our board of directors since April 2019. Since 2008 Mr. Raines has been employed by DataTech Global, LLC, a privately held technology company which focuses on online sales and marketing, serving as Chief Financial Officer from 2008 to 2012 and Chief Executive Officer since 2012. Mr. Raines has over 35 years of accounting and financial experience with a primary focus on financial control of operations, financial reporting, acquisitions and implementation of acquisition plans. Earlier in his career, from 1991 until 2006 Mr. Raines served in various capacities from Corporate Controller of Speedway Motorsports, Inc. (NYSE:TRK) to General Manager of SMI Properties, Inc., a subsidiary of Speedway Motorsports, Inc., and from 2009 until 2012 he was Chief Executive Officer and Chief Financial Officer of Intermark Brands, LLC, the manufacturer of Blu, an e-cigarette, and its related entities BLEC, LLC and QSN Technologies, LLC, which were subsequently sold to Lorillard Tobacco in 2012. Mr. Raines received a B.S. in Accounting from the University of Maryland in 1981. We selected Mr. Raines to serve on the board because of his extensive technology, accounting and mergers and acquisitions experience.

Dr. Sibyl Swift Age 44 Director since 2022

Professional Background and Qualifications

Dr. Swift has been a member of our board of directors since August 2022. Dr. Swift served as our Chief Science Officer & VP Regulatory Affairs and the co-chair of cbdMD Therapeutics, LLC, from March 2021 to August 2024. She initially joined our company as a Regulatory Consultant in Jan 2021. Prior to joining our company, from January 2020 to December 2020, Dr. Swift was the Senior Vice President for Scientific & Regulatory Affairs at the Natural Products Association. Dr. Swift served in multiple roles during her 5 years within the U.S. Food and Drug Administration's Office of Dietary Supplement Programs; the last role was the Associate Director for Research and Strategy. As Associate Director, Dr. Swift directed the office’s research portfolio and was responsible for ensuring alignment between its science, research, compliance, enforcement, and policy initiatives. Dr. Swift was also the co-chair of the Botanical Safety Consortium, a collaboration between scientists from government agencies, academia and industry. Dr. Swift earned her Ph.D. in Nutrition has and M.S. in Kinesiology from Texas A&M University. She is currently a member of the American Society for Nutrition, the Global Retailer & Manufacturer Alliance (GRMA), the Natural Products Association (NPA) ComPLI Committee, and the Council for Federal Cannabis Regulation's (CFCR) SRAC. In keeping with the Company’s stated commitment to increase diversity on the board which it believes supports the Company’s core values and is an essential measure of sound governance and critical to a well-functioning board, the board of directors recognizes that Dr. Swift is a minority. We selected Dr. Swift to serve on the board of directors because of her significant experience the dietary supplement industry, including her 5 years within the U.S. Food and Drug Administration's Office of Dietary Supplement Programs and her responsibilities at the FDA for ensuring alignment between its science, research, compliance, enforcement, and policy initiatives.

T. Ronan Kennedy Age 45 Director since December 2024

Professional Background and Qualifications

Mr. Kennedy has served as our Chief Financial Officer since October 2020. On March 3, 2021, he was appointed to serve as our Chief Operating Officer. On March 1, 2023, he was appointed Interim Chief Executive Officer and resigned as Chief Operating Officer and was subsequently appointed full time Chief Executive Officer. Prior to joining cbdMD, he served as chief financial officer of AMV Holdings, LLC, a Mooresville, NC-based vaping and e-cigarette retailer, manufacturer and wholesaler from 2015 through October 2020. During his tenure, AMV grew from a nine-store regional chain to a platform of over 100 U.S. locations and a growing European footprint. Following the passing of the Farm Bill in late 2018, Mr. Kennedy assisted AMV expand into the manufacturing and retailing of CBD products. Prior to his role at AMV, Mr. Kennedy spent nine years at Meriturn Partners, LLC, a Raleigh, NC-based middle-market private equity firm focused on acquiring and advising middle-market companies, where he was a Principal. In his role with Meriturn Partners, LLC, Mr. Kennedy has led all facets of transactions, including due diligence, financial analysis and capital raising and in 2014 helped lead Meriturn’s original acquisition of AMV’s predecessor. Since 2014 Mr. Kennedy has also provided independent advisory and consulting services with select organizations and his engagements have included leading the financial analysis on sale-side engagements, assistance in negotiating a $40 million sale to a strategic buyer, advising secured creditors through restructuring of a restaurant group, and serving as a co- trustee for a specialty pharmaceutical company. From 2001 to 2004 Mr. Kennedy held engineering and manufacturing roles with Visteon Corporation, a $16 billion Tier 1 automotive supplier. Mr. Kennedy received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute & State University and a M.B.A. from the Fuqua School of Business, Duke University. Mr. Kennedy previously served on the Board of Directors of Nexus Capital Real Estate Inc., a Rochester, NY-based real estate investment firm.

Jeffrey Porter Age 65 Director nominee

Professional Background and Qualifications

Mr. Porter has served as an Investment Advisor of Porter Capital Management Investment Adviser since April 1992. Prior to Porter Capital, Mr. Porter was an investment banker at Kidder Peabody and founder and general partner of J. Porter & Co., a registered broker dealer. Mr. Porter has previously served on the board of directors for several private companies as well as the public company, Capital Bancorp. Mr. Porter is a graduate of Duke University where he graduated Magna Cum Laude. We selected Mr. Porter to serve on the board of directors because of his financial as well as experience with merger and acquisitions and capital markets experience.

Kevin Roe Age 52 Director nominee

Professional Background and Qualifications

Mr. Roe is an executive with extensive business, sales and go-to-market experience in driving revenue growth and business transformation across multiple vertical markets. For the past three years, Mr. Roe has led sales and marketing efforts in the AI and Machine Learning space serving as VP of Sales for Digital Wildcatters, where he leads Sales and GTM strategy for their GenAI SaaS solutions. Prior to DW, Mr. Roe served as Global Vice President of Sales for Oracle where he led the AI and Machine Learning enterprise business and GTM commercialization of Oracle’s AI IaaS and GenAI strategy. From 2017 to 2022, Mr. Roe was Founder and President of Finny Innovations. Mr. Roe is also the Founder and Managing Director of Boulder Ventures, an investment fund focused on Real Estate, Technology and Biotech where he also serves as an advisor for early-stage companies. He holds a BBA from the University of Colorado, Boulder. We selected Mr. Roe to serve on the board of directors because of his business experience, technology, and sales leadership expertise. His deep knowledge of scaling GTM strategies, optimizing sales operations, and forging strategic partnerships will be beneficial in driving cbdMD’s market expansion, revenue growth, and long-term strategy.

There are no family relationships between any of the executive officers and directors. The board of directors has determined that each of Messrs. Sellers, Raines, Stephen, Porter and Roe will be independent directors within the meaning of Rule 803 of the NYSE American Company Guide. Mr. Kennedy was deemed not independent as a result of being an executive officer of the Company. Dr. Swift was deemed not independent as a result of being an employee of the Company from March 2021 to August 2024.

☑	The board of directors recommends a vote “FOR” the election of Mr. Stephen, Mr. Sellers, Mr. Raines, Dr. Swift, Mr. Kennedy, Mr. Porter and Mr. Roe to the board of directors.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP

The Audit Committee has appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2025. We have invited representatives of Cherry Bekaert LLP to attend the 2025 annual meeting. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Cherry Bekaert LLP to our common shareholders for ratification to permit our common shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in our best interests.

Fees

The following table shows the fees that were billed for the audit and other services provided for fiscal 2024 and fiscal 2023:

	Fiscal 2024	Fiscal 2023

Audit Fees	231,653	240,000
Audit Related Fees	27,289	89,069
Tax Fees	39,200	26,000
All other Fees	-	-
Total	298,142	355,069

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or because of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other SEC filings and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-Approval Policy

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the board. The audit and tax fees paid to the auditors with respect to the fiscal 2024 and fiscal 2023 were approved by the Audit Committee of the board of directors.

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

With respect to fiscal 2024, in addition to its other work, the Audit Committee:

●

reviewed and discussed with management and Cherry Bekaert LLP, our independent registered public accounting firm, our audited consolidated financial statements as of September 30, 2024 and the fiscal year then ended;

●

discussed with Cherry Bekaert LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●

received from Cherry Bekaert LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Cherry Bekaert LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2024 10-K for filing with the SEC.

Audit Committee of the board of directors of cbdMD, Inc.

/s/ William F. Raines, III, Chairman
/s/ Bakari Sellers
/s/ Scott G. Stephen

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

☑	The board of directors recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm.

PROPOSAL 3 - SERIES A PREFERRED PROPOSAL

General

The board adopted resolutions declaring it advisable to amend the Certificate of Designation (the “Series A Certificate of Designation”) for the Series A Preferred Stock as set forth below and directing that the proposed amendment be submitted for consideration by the Company’s shareholders at the annual meeting. The description in this Proxy Statement of the proposed amendment to the Series A Certificate of Designation is qualified in its entirety by reference to, and should be read in conjunction with, the actual text of the amendment to the Series A Certificate of Designation attached as Appendix A to this Proxy Statement (the “Series A Articles of Amendment”) and the actual text of the Series A Certificate of Designation attached as Appendix C to this Proxy Statement. The text of the Series A Articles of Amendment remains subject to modification to include such changes as may be required by the Secretary of State of the State of North Carolina and as our board deems necessary or advisable to implement the amendment to automatically convert the Series A Preferred.

The Company previously called for a special meeting of its shareholders to be held on September 22, 2023 seeking the approval for the automatic conversion of its Series A Preferred Stock on a one to three basis. The special meeting scheduled for that date was adjourned to October 26, 2023 and subsequently cancelled, as the Company was unable to obtain sufficient “FOR” proxies to meet the higher threshold vote requirement under the Series A Certificate of Designation. Subsequent to the special meeting, on March 29, 2024, the Company held its annual meeting seeking approval for the automatic conversion of its Series A Preferred Stock on a one to six basis.  The proposal did not pass.

On June 5, 2024 and December 31, 2024, the Company received notifications (collectively, the “Notice”) from the NYSE American that the Company is no longer in compliance with an additional NYSE American continued listing standards. Specifically, the June 5, 2024 letter stated noncompliance under Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) due to the Company’s stockholders equity under $4 million as of March 31 2024 as the Company has reported losses from continuing operations and/or net losses four of its five most recent fiscal years then ended. The December 31, 2024 letter stated that the Company was not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the Company Guide due to the Company’s stockholders equity under $2 million as the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years then ended. The Company intends to regain compliance with the continued listing standards by December 5, 2025 (the “Plan”). If the Company is not in compliance with the continued listing standards by December 5, 2025 or if the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Company Guide. As previously disclosed, the Company is committed to undertaking a transaction or transactions in the future to achieve compliance with the NYSE American’s requirements, including but not limited to seeking shareholder approval to convert its outstanding Series A Preferred Stock and accrued dividends, a liability totaling $5.7 million on December 31, 2024, into shares of Common Stock. Under this Proposal 3 the elimination of accrued dividends would move to equity and increase the Company’s stockholder equity to approximately $5.7 million at December 31, 2024. Because the board believes converting the Series A Preferred Stock is paramount to the Company's ongoing listing, future growth and corporate opportunities, the Series A Preferred Proposal is submitted to the Company’s shareholders for consideration at the annual meeting with a higher conversion ratio than previously pursued.

The Series A Certificate of Designation is proposed to be amended to provide that each share of Series A Preferred will be automatically converted into thirteen shares of common stock, upon effectiveness of the filing of the Series A Articles of Amendment with the Secretary of State of the State of North Carolina (the “Automatic Preferred Conversion”). Assuming approval by the Company’s shareholders, the Board shall determine the effective date of the conversion. The board reserves the right to elect to abandon the filing of the Series A Articles of Amendment if it determines, in its sole discretion and after reasonable investigation, that the Automatic Preferred Conversion is no longer in the best interests of the Company and its shareholders. The board shall promptly notify shareholders if it elects to abandon the filing.

Current Series A Preferred Stock Rights and Preferences

The following description is a summary of the material terms of our 8% Series A Cumulative Convertible Preferred Stock as currently in effect. This summary is subject to, and qualified in its entirety by, the rights, preferences, powers, and privileges of the Series A Preferred, set forth in the Series A Certificate of Designation, which was filed with the SEC as an exhibit to our Form 8-A filed with the SEC on October 11, 2019 and attached as Appendix C to this Proxy Statement.

We originally issued the Series A Preferred through a series of public offerings between October 16, 2019 and June 29, 2021. We raised over $38.7 million from the sale of the Series A Preferred. The Series A Preferred is listed on NYSE American under the symbol “YCBDpA”. Holders of shares of the Series A Preferred are currently entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.0% per annum of the $10.00 per share liquidation preference (equivalent to $0.80 per annum per share). All accrued dividends on the Series A Preferred shall be paid in cash only when, as and if declared by the board out of funds legally available therefore or upon a liquidation or redemption of the Series A Preferred.

The Series A Preferred has no maturity date, and we are not required to redeem the Series A Preferred except in the event of a Change of Control (as defined in the Series A Certificate of Designation). Accordingly, in the event this Proposal 3 is not approved by our common stock shareholders and Series A Preferred shareholders, the Series A Preferred will remain outstanding indefinitely unless a Change of Control occurs, we decide to redeem it, we elect to automatically convert it into shares of common stock upon a Market Trigger (as defined hereafter) or the holder elects to voluntarily convert the Series A Preferred into shares of our common stock. We are not required to set aside funds to redeem the Series A Preferred. Each share of Series A Preferred, together with accrued but unpaid dividends, is convertible into shares of our common stock at any time at the option of the holder at a current Conversion Price of $270.00 per share, which equals 0.037 shares of common stock for each share of Series A Preferred Stock so converted.

At our option, we may cause the Series A Preferred, plus accrued and unpaid dividends, to be automatically converted, in whole or in part, on a pro rata basis into shares of our common stock at the Conversion Price if the trading price of our common stock equals or exceeds $371.25 (137.5% of the Conversion Price) for at least 20 trading days in any 30 consecutive trading day period ending five days prior to the date of notice of conversion (such event, the “Market Trigger”). The Series A Preferred may be redeemed in whole or in part at our option any time upon not less than 30 days nor more than 60 days’ written notice by mail to the holders prior to the date fixed for redemption thereof, for cash at a redemption price equal to $10.00 per share, plus any accrued but unpaid dividends to, but not including, the redemption date. Holders of Series A Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price. Upon the occurrence of a Change of Control, we are required to redeem all of the then issued and outstanding shares of Series A Preferred Stock for cash at $11.00 per share, plus accrued but unpaid dividends (whether or not declared) to, but excluding, the redemption date.

Upon the holder’s receipt of a change of control notice, the holder of shares of Series A Preferred will have the right (“Change of Control Conversion Right”) to convert some or all of the shares of Series A Preferred held by such holder, together with accrued but unpaid dividends on those shares, into of shares of Common Stock at the Conversion Price. In the event of a Change of Control, any shares of Series A Preferred not so converted by the holder pursuant to the Change of Control Conversion Right will be subject to the mandatory redemption described above with each holder entitled to $11.00. If we liquidate, dissolve or wind up, holders of the Series A Preferred will have the right to receive $10.00 per share, plus any accrued but unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock.

Pursuant to the Series A Certificate of Designation, each share of Series A Preferred is entitled to a cash dividend at an annual rate of 8% which is equivalent of $0.80 per share. The Dividend payments accrue and are to be paid monthly out of legally available funds. See the section “Inability to Pay Dividends under the North Carolina Business Corporation Act” below. Since the initial issuance of the Series A Preferred we have declared and with our August 2023 payment, paid in excess of $10.2 million in dividends to the Series A Preferred holders, or a weighted average of $2.05 in total paid dividends per share. Dividend payments have been suspended and the accrued dividends as of December 31, 2024 are approximately $5.7 million.

The Series A Preferred ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up is (1) senior to our common stock and (2) junior to all of our existing and future indebtedness.

Holders of the Series A Preferred do not have any voting rights, except as set forth as follows or as otherwise required by law. As a result of the fact that the Company has failed to make the dividend payments for 12 or more consecutive monthly periods, the holders of the Series A Preferred are entitled to appoint two additional directors to serve on our board of directors until all dividends that are owed have been paid.

We are restricted in our ability to modify the terms of the Series A Preferred or to issue or create any class or series of capital stock ranking senior to the Series A Preferred with respect to dividends or distributions, unless holders of at least two-thirds of the then outstanding Series A Preferred voting as a separate class consent to same. The affirmative consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required, if we want to increase the number of authorized shares of this series or if we want to create a class or series of capital stock ranking pari passu to the Series A Preferred.

Purpose and Effect of the Series A Preferred Proposal

The Company believes the automatic conversion of the Series A Preferred into common stock, eliminating the Series A Preferred dividend, Change of Control, conversion rights and redemption rights significantly enhances the Company’s outlook and has significant benefits to both classes of our outstanding stock:

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Comply with continued listing requirements of the NYSE American

The Company’s common stock and Series A Preferred is traded on the NYSE American. The cumulative dividends on our Series A Preferred Stock reduce our shareholders equity on our balance sheet. To continue our listing of our common stock and Series A Preferred on the NYSE American, we must comply with NYSE American rules. NYSE American Company Guide Section 1003(a) provides that the NYSE American may delist a security when an issuer fails to maintain a minimum amount of shareholders equity. As disclosed above, on June 5, 2024 and December 31, 2024 the Company received Notice from the NYSE American that the Company is no longer in compliance with an additional NYSE American continued listing standards. Specifically, the June 5, 2024 letter stated noncompliance under Section 1003(a)(ii) of the Company Guide due to the Company’s stockholders equity under $4 million as of March 31 2024 as the Company has reported losses from continuing operations and/or net losses four of its five most recent fiscal years then ended and the December 31, 2024 letter stated that the Company was not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the Company Guide. Section 1003(a)(i) due to the Company’s stockholders equity under $2 million as the Company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years then ended.  The Company’s Plan to regain compliance is to convert its outstanding Series A Preferred and eliminate the accrued and future dividends.  Under this Proposal 3, the accrued dividend would move to equity and increase the Company’s stockholder equity.  If the Company is not in compliance with the continued listing standards by December 5, 2025 or if the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Company Guide.  The dividend is accruing and reducing equity by $1 million per fiscal quarter. Our board of directors has considered the potential harm to us and our shareholders should NYSE American delist our common stock and/or Series A Preferred Stock from NYSE American. Delisting could adversely affect the liquidity of our securities since alternatives, such as the OTC Markets and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our securities on an over-the-counter market. Many investors likely would not buy or sell our securities due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.  The board of directors believes that the elimination of the cumulative dividends on our Series A Preferred Stock benefits our stockholders equity and is a potentially effective means to avoid, or at least mitigate, the likely adverse consequences of our common stock and/or Series A Preferred Stock being delisted from the NYSE American.

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Liquidity for Series A Preferred Shareholders

The Series A Preferred trades at lower volumes which has the potential to make it challenging for many Series A Preferred shareholders to monetize their position in the stock. Under the North Carolina Business Corporation Act, the Company is currently unable to legally make dividend payments which has negatively impacted on value and liquidity of the Series A Preferred stock. The Company’s common stock has significantly more trading volume. By voting for Proposal 3 and converting to common stock, Series A Preferred shareholders have the potential for significant greater liquidity on their shares.

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Cash Flow for the Company

Management has been making strong strides on its path to profitability and positive cash flow from operations. Due to the cumulative dividend and the additional rights and preferences of the Series A Preferred summarized above, we believe the Series A Preferred negatively impacts the overall cash flow of the Company. Eliminating this dividend and cash payment obligation expenditure provides additional working capital for the Company to achieve positive sustainable results.

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Inability to Pay Dividends under the North Carolina Business Corporation Act

The Company has not paid dividends on the Series A Preferred since late fiscal 2023. While the dividend payment is a benefit to the Series A Preferred shareholders, pursuant to the North Carolina Business Corporation Act Section 55-6-40, “No distribution may be made if, after giving it effect: (1) The corporation would not be able to pay its debts as they become due in the usual course of business; or (2) The corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.” Unless the Company’s balance sheet significantly improves, the Company will continue to be prohibited under the North Carolina Business Corporation Act from paying dividends and continue to not pay (and accrue) monthly dividends. In the event Proposal 3 is not approved, the Series A Preferred shareholders should not expect monthly cash dividend payments any time in the future.

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Return Opportunity for all Shareholders

The Company believes the existing capital structure and the rights and preferences of the Series A Preferred has a negative impact and perception on the common shares of the Company. The Company believes the automatic conversion of the Series A Preferred Stock into common stock, thereby eliminating the rights and preferences of the Series A Preferred and accrued dividends, significantly enhances the Company’s outlook and positions the Company’s common stock for significant long term appreciation as the Company continues to execute on its plan for profitability. Considering the Company’s currently improving revenue and adjusted EBITDA and cash flow trends, along with that the Company’s limited debt, management believes that this Proposal 3 positions the Company for future growth and share appreciation. As summarized above, in the event this Proposal 3 is not approved by our shareholders, under current the North Carolina Business Corporation Act, the Company will continue to accrue dividends, as it is unable to legally pay the monthly dividend under North Carolina law. Additionally, the board may not pay the monthly dividend for other reasons that it determines are in the best interests of the Company. As the dividend will continue to accrue, this could have a significant negative impact to both the common and Series A Preferred shareholders and significantly impact the Company’s ability to raise any further capital to fund its growth and path to profitability.

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Ability to Retain and Attract Key Talent

The Company recognizes that an equity incentive plan is crucial for attracting and retaining elite talent, as well as for ensuring that management's interests are closely aligned with those of our shareholders. Currently, the presence of Series A Preferred shares casts a significant shadow over our ability to offer a compelling equity incentive. The looming risk of dilution, stemming from the conversion of these Series A Preferred shares, greatly undermines the perceived value and actual availability of options under the Company’s Equity Incentive Plans. This uncertainty not only jeopardizes our competitive edge in securing top-tier talent but also muddles the alignment between management and shareholder interests. To mitigate these risks and reinforce our commitment to both our team and shareholders, it is critical that we bring more clarity and stability to our equity capital structure.

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Strategic Opportunities

Management has engaged in several strategic discussions for both soliciting strategic investment as well as mergers and acquisitions (“M&A”). The Series A Preferred continues to substantially limit opportunities to negotiate strategic investment or M&A. Potential investors and merger candidates view both the dividend obligation as well as the $50 million in Series A Preferred Stock liquidation preference a challenging burden when factoring in holding our common stock, which impacts management’s ability to negotiate potential opportunities at reasonable terms and conditions. Additionally, the Change of Control rights of the Series A Preferred, which provide for a $55 million redemption right, effectively prevents any future third party from making a bona fide offering to acquire our company or our assets which could provide value to our shareholders. As the Company continues to act on its plan to increase revenues and seek accretive acquisition opportunities and working capital (although as of the date of this proxy statement we currently do not have any pending or potential acquisitions or financing alternatives), voting in favor of this Proposal 3 would significantly improve the Company’s ability to seek, engage and conduct strategic transactions that could have a significant positive impact for its shareholders.

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Access to our Shelf Registration (Form S-3)

The Company believes that our Form S-3 shelf registration (“Shelf Registration”) is an important strategic asset as it relates to potential future merger and acquisition opportunities and potential future capital-raising needs. To maintain the Shelf Registration, we are required to have all dividend payments made since the end of the prior fiscal year for which our audited financial statements have been filed under a report under the Exchange Act. As the Company failed to make dividend payments during the fiscal year 2023 and 2024, we are currently ineligible to use Form S-3 while the dividend remains unpaid, adversely affecting our ability to raise capital. Because the short form of Registration Statement on a Form S-3 is the most cost-and-time efficient registration statement to prepare and use for issuers who qualify, the inability to use such a form of registration statement would delay or prevent future registered financings or M&A transactions.

Series A Articles of Amendment

Following shareholder approval of the Series A Proposal and the filing of the Series A Articles of Amendment, each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock.

Outcome of Series A Preferred Proposal and Pro Forma Ownership

If approved, the Series A Preferred Proposal would result in all issued and outstanding shares of Series A Preferred to convert into shares of the Company’s common stock. Given the financial constraints the monthly dividend creates for the Company, the accrual of dividend payments, delisting of our common stock and Series A Preferred if we fail to regain compliance with NYSE American listing standards and all the aforementioned potential benefits, the Company’s board believes the conversion of the Series A Preferred into common stock is in the best interests of the Company and the Company’s shareholders, including the holders of the Series A Preferred and common stock.

As of February 5, 2025, the Company had a common stock market capitalization of approximately $3.6 million and a Series A Preferred market capitalization of approximately $5.5 million for a combined $9.1 million. The common stock holders represent approximately 39% of the combined market capitalization while the Series A Preferred shareholders represent 61% of the combined capitalization. As part of the proposal, the Series A Preferred shareholders are provided a premium for foregoing all of their rights and preferences, including all accrued dividends (approximately $5.7 million as of December 31, 2024), under the Series A Preferred.

Upon filing of the Series A Articles of Amendment on a date determined by the board of directors following the annual meeting, each share of Series A Preferred Stock will automatically convert into thirteen shares of common stock, without any further action by the Company or any shareholder. Holders of our Series A Preferred would receive thirteen shares (13) of common stock for each share of Series A Preferred and no longer own any Series A Preferred Stock, or hold any of the rights and preferences summarized above or be entitled to any future or past accrued dividend payments. Rights to accrued dividends would effectively be waived upon the effectiveness of the Series A Articles of Amendment.

Furthermore, the Series A Preferred would cease trading on the NYSE American. The shares of preferred stock previously designated as Series A Preferred Stock will return to the status of authorized and undesignated shares of preferred stock under our Articles of Incorporation, as amended. Our board may designate those shares as a new series of preferred stock for issuance in the future, although the board has no current plans to do so.

Class of Holders	Currently Issued and Outstanding Common Stock	Current % Ownership of Common Stock	Pro Forma Common Stock Ownership	Pro Forma % Ownership of Common Stock
Series A Preferred	0	0%	65,000,000	91.2%
Common Stock	6,262,833	100%	6,262,833	8.8%

See “Principal Shareholders” below for details on the Company’s principal shareholder ownership pre- and post-approval of this Proposal 3.

Risks of the Proposed Automatic Conversion of the Series A Preferred

We cannot assure you that the proposed automatic conversion of Series A Preferred will have the desired effect of maintaining compliance with NYSE American.

If the automatic conversion of the Series A Preferred is implemented, it will increase our stockholders equity so that we are able to regain compliance with the NYSE American minimum stockholder equity requirement. However, there are no assurances we will maintain or continue to comply with additional NYSE American continued listing standards or satisfy the Plan. The automatic conversion may result in the decrease of the market price of our common stock.

The automatic conversion may result in a decline in the market price of our common stock.

The automatic conversion will result in the issuance of an additional 65,000,000 shares of our common stock and an increase in the liquidity and trading of our common stock which may cause a decline in the market price of our common stock.

Material Federal U.S. Income Tax Consequences

The conversion of Series A Preferred shares into common shares may be a taxable event to the extent of cumulative differences in the shares at the time of the conversion, including but not limited to (i) the value of accumulated, undeclared and unpaid dividends on the preferred shares and (ii) the amount, if any, by which the fair market value or liquidation preference, whichever is greater, of the common stock received in the exchange exceeds the issue price of the preferred stock surrendered. THIS DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE CONVERSION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE CONVERSION IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

NYSE American Company Continued Listing Requirements

If this Proposal 3 is approved, there will be approximately 71,262,833 shares of common stock issued and outstanding. In addition, we anticipate approximately $5.7 million of accrued dividends as of December 31, 2024, will be reclassified to increase book value of equity. As described in the table above, common shareholders will suffer significant dilution and own approximately 9% of the common stock issued and outstanding following the conversion. Pursuant to the requirements of the NYSE American Company Guide, the Company is also seeking common stock shareholder approval in connection with the potential issuance of shares representing in excess of 19.9% of the Company’s pre-transaction total shares of common stock outstanding that would result from the conversion of the Series A Preferred shares which will result in the Series A Preferred shareholders owning approximately 91.2% of the Company’s common stock following the automatic conversion. Under Section 713(a)(ii) of the NYSE American Company Guide, the Company is required to obtain the affirmative vote of the majority of shares of common stock present in person or by proxy at the annual meeting in connection with a transaction involving the sale or issuance of common stock equal to more than 19.9% of our pre-transaction total outstanding shares of common stock. By voting for this Proposal 3, holders of our common stock are effectively voting in favor of the potential issuances in accordance with NYSE American rules.

Upon the effectiveness of the filing of the Series A Articles of Amendment, the Series A Preferred shall no longer trade on the NYSE American.

Vote Required

The adoption of the Series A Preferred Proposal requires: (1) the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the annual meeting and (2) the affirmative vote or consent of the holders of at least two-thirds (2/3) of our outstanding shares of Series A Preferred.

Recommendation of the Board of Directors

Our board of directors has determined that the approval of Proposal 3 is advisable and in the best interest of our company and our shareholders. The board unanimously recommends that the shareholders vote “FOR” this Proposal— Approval of an amendment and restatement of the Certificate of Designation of our Series A Preferred Stock to provide for the automatic conversion into common stock.

☑	The board of directors recommends a vote “FOR” the Series A Preferred Proposal.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR ARTICLES, AT THE DISCRETION OF THE BOARD, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-THREE (1:3) TO ONE-FOR-TEN (1:10), AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD

Overview

Our board has determined that it is advisable and in the best interests of us and our shareholders, for us to amend our articles of incorporation, as amended (the “Reverse Split Amendment”), to authorize our board to effect a reverse stock split of our issued and outstanding shares of common stock at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10) (the “Approved Split Ratios”), to be determined by the board (the “Reverse Split”). A vote for this Proposal 4 will constitute approval of the Reverse Split that, if and when authorized by the board and effected by filing the Reverse Split Amendment with the Secretary of State of the State of North Carolina, will combine between 3 and 10 shares of our common stock into one share of our common stock. Holders of fractional shares will receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our common stock issued and outstanding. Because the number of authorized shares of our common stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock available for issuance in the future.

The board approved and recommended seeking shareholder approval of the Reverse Split Amendment. Accordingly, stockholders are asked to approve the Reverse Split Amendment set forth in Appendix B to effect the Reverse Split consistent with those terms set forth in this Proposal 4, and to grant authorization to the board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Appendix B remains subject to modification to include such changes as may be required by the Secretary of State of the State of North Carolina and as our board deems necessary or advisable to implement the Reverse Split.

If approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the board prior to the one-year anniversary date of the annual meeting and would become effective upon the time specified in the Reverse Split Amendment as filed with the Secretary of State of the State of North Carolina. The board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders. Subject to approval of the Reverse Split Amendment through the approval of the Reverse Split, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split.

Purpose and Rationale for the Reverse Split

Continue to meet certain continued listing requirements of the NYSE American. Our common stock is traded on the NYSE American. To continue our listing on the NYSE American, we must comply with NYSE American rules. NYSE American Company Guide Section 1003(f)(v) provides that the NYSE American may delist a security when it sells for a substantial period of time at a low price per share. Our common stock has traded below $1.00 since April 30, 2024, and on February 4, 2025, the closing price was $0.57. Furthermore, in the event our Series A Preferred shares are converted into common stock, we anticipate the additional 65,000,000 shares of common stock and increased trading volume may negatively impact the trading price of our common stock. The board intends to effect the Reverse Split following the effectiveness of the Series A Articles of Amendment and reserves the right to effectuate the Reverse Split (subject to shareholder approval of the Reverse Split) in the event Proposal 3 is not approved by our shareholders.

Our board has considered the potential harm to us and our shareholders should NYSE American delist our common stock from NYSE American. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. The board of directors believes that a Reverse Split is a potentially effective means for us to increase the per share market price of our common stock and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our common stock.

The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our common stock as reported on NYSE American, therefore reducing the risk that our common stock could be delisted from NYSE American.

Our board strongly believes that the Reverse Split is necessary to maintain our listing on NYSE American. Accordingly, the board has approved resolutions proposing the Reverse Split Amendment to effect the Reverse Split and directed that it be submitted to our shareholders for adoption and approval at the annual meeting.

Management and the board have considered the potential harm to us and our shareholders should NYSE American delist our common stock from trading. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects.  The board believes that the increased market price of our common stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our common stock will not be reduced, the Reverse Split will result in an effective increase in the authorized number of shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow us to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing shareholders. However, because our shareholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Shareholders may experience further dilution of their ownership.
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Shareholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

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The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

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The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The board does not intend to issue any common stock or securities convertible into common stock except on terms that the board deems to be in the best interests of us and our shareholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our common stock and have the desired effect of maintaining compliance with NYSE American.

If the Reverse Split is implemented, our board expects that it will increase the market price of our common stock so that we are able to regain and maintain compliance with the NYSE American minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our common stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not remain in excess of a low price per share for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Even if the Reverse Split is implemented, the market price of our common stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split.

A decline in the market price of our common stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

The proposed Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be harmed by the proposed Reverse Split given the reduced number of shares of common stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 4 is approved by shareholders and the board determines that it is in the best interests of the Company and its shareolders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-three (1:3) to one-for-ten (1:10). In determining which Approved Split Ratio to use, the board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our common stock in the period following the effectiveness of the Reverse Split. The board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of common stock issued and outstanding as of February 21, 2025 (assuming the effectiveness of the Series A Preferred Articles of Amendment and issuance of 65,000,000 shares of common stock), after completion of the Reverse Split and without giving effect to any adjustments for fractional shares, we will have between 23,754,278 and 7,126,284 shares of common stock issued and outstanding, depending on the Approved Split Ratio selected by the board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each shareholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all shareholders uniformly and will not materially affect any stockholder’s percentage ownership interest in the Company. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Split.

The following table contains the approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a one-for-three (1:3) to one-for-ten (1:10) Reverse Split after giving effect to the Automatic Preferred Conversion on a pro rata basis, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of February 21, 2025.

After Each Reverse Split Ratio

	Current	1:3	1:10
Common Stock Authorized(1)	150,000,000	150,000,000	150,000,000
Common Stock Issued and Outstanding Assuming the Automatic Preferred Conversion	71,262,833	23,754,278	7,126,283
Number of Shares of Common Stock Reserved for Issuance(2)	95,802	31,934	9,581
Number of Shares of Common Stock Authorized but Unissued and Unreserved	78,614,365	126,213,788	142,864,137
Price per share, based on the closing price of our Common Stock on February 21, 2025	$0.45	$1.35	$4.50

(1)	The Reverse Split will not have any impact in the number of shares of common stock we are authorized to issue under our articles of incorporation, as amended.

(2)	Consists of:

●	43,924 outstanding and unexercised options;

●	4,000 unvested RSU awards; and

●	47,878 issued and outstanding warrants.

(3)	Share price does not take into account the potential impact that the conversion of Series A Preferred into shares of common stock will have on the trading price of our common stock.

After the effective date of the Reverse Split, our common stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be reported on NYSE under the symbol “YCBD”.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of February 21, 2025 and are on a pre-Reverse Split basis), including 43,924 outstanding and unexercised options; 4,000 unvested RSU awards; and 47,878 issued and outstanding warrants.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the common stock, restricted stock units and value appreciation rights. In the event of a Reverse Split, the board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Reverse Split is approved by our shareholders and the board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Reverse Split ratio. The board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The terms of our outstanding stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of our equity incentive plans. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Split ratio.

Effect on our Series A Preferred Stock

Assuming shareholder approval of Proposal 3, there will be no issued or outstanding shares of Series A Preferred prior to the effectiveness of the Reverse Split, as amended. In the event Proposal 3 is not approved by our shareholders and the Reverse Split (subject to shareholder approval) is effectuated, each share of Series A Convertible Preferred Stock, together with accrued but unpaid dividends, is currently convertible into shares of our common stock at a "Conversion Price" of $270.00 per common share, which initially equals 0.037 shares of our common stock, at any time at the option of the holder, subject to adjustment for the Anti-Dilution Provisions set forth below.  If, at any time while the Series A Convertible Preferred Stock is outstanding, we: (A) pay a stock dividend or otherwise make a distribution or distributions payable in shares of our common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of the Series A Convertible Preferred Stock) with respect to the then outstanding shares of common stock; (B) subdivide outstanding shares of common stock into a larger number of shares; or (C) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, which we refer to collectively as the “Anti-Dilution Provisions”, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding any treasury shares) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event (excluding any treasury shares). Any adjustment made as a result of the Anti-Dilution Provisions shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations will be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of the Anti-Dilution Provisions, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding any treasury shares) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any Anti-Dilution Provision, we will promptly deliver to each holder of Series A Convertible Preferred Stock a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Holders of shares our Series A convertible Preferred Stock do not have any voting rights, except as specifically required by North Carolina law or by our articles of incorporation.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Reverse Split Amendment with the office of the Secretary of State of the State of North Carolina. On the effective date, shares of common stock issued and outstanding shares of common stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of common stock in accordance with the Approved Split Ratio set forth in this Proposal 4. If the proposed Reverse Split Amendment is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number. The ownership of a fractional share interest following a reverse stock split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our shareholders and our board elects to implement the Reverse Split, shareholders of record holding some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of common stock they hold after the Reverse Split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered shareholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the shareholders and our board elects to implement the Reverse Split, shareholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the board. No new post-Reverse Split share certificates will be issued to a stockholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock.

SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the Approved Split Ratio selected by the board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The shares of common stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the North Carolina Business Corporation Act with respect to this Proposal 4 and we will not independently provide our shareholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our shareholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses shareholders who hold common stock as capital assets. It does not purport to be complete and does not address shareholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign shareholders, shareholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and shareholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among shareholders depending upon whether they receive a whole share of common stock in the proposed Reverse Split in lieu of a fractional share or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a shareholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the reverse stock split will equal the aggregate tax basis of the pre-reverse stock split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-reverse stock split shares of common stock should include the holding period of pre-reverse stock split shares of common stock surrendered. In the aggregate, such a shareholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such shareholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Shareholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the reverse stock split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share. Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-Reverse Split share of common stock received in exchange for a fractional pre-Reverse Split share of common stock).

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with our articles, as amended, and North Carolina law, approval and adoption of this Proposal 4, assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2025 annual meeting is required to decide such matter. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions, and broker non-votes, if this Proposal 4 is deemed to be a “non-routine” matter, will have the same practical effect as a vote “AGAINST” this proposal.

☑	The board of directors recommends a vote “FOR” the approval of an amendment to the articles to effect the reverse split.

PROPOSAL  5 - ADJOURNMENT PROPOSAL

Overview

Proposal No. 5 (the Adjournment Proposal), if adopted, will allow the board of directors to adjourn the annual meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the Company’s shareholders, in the event that, notwithstanding management’s having used commercially reasonable efforts to obtain the approval of the shareholders to any proposal, based upon the tabulated vote at the time of the annual meeting there are insufficient votes for, or otherwise in connection with, the approval of such proposal.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the shareholders, the Board may not be able to adjourn the annual meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of any proposal.

Vote Required for Approval

The approval of Proposal No. 5 requires the affirmative vote of holders of a majority of the shares of common stock and Series A Preferred having voting power present in person or represented by proxy at the annual meeting.

Recommendation of the Board of Directors

Our board of directors has determined that the approval of Proposal 5 is advisable and in the best interest of our company and our shareholders. The board unanimously recommends that the shareholders vote “FOR” this Proposal— Approval to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal.

☑	The board of directors recommends a vote “FOR” the Adjournment Proposal.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2025 annual meeting. If, however, other matters properly come before the 2025 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under North Carolina law there are no dissenter's rights available to our common shareholders in connection with any matter submitted to a vote of our common shareholders at the 2025 annual meeting. Under The North Carolina Business Corporation Act there are no dissenter's rights available to our Series A Preferred shareholders in connection with Proposal 3 submitted to a vote of our Series A Preferred shareholders at the 2025 annual meeting.

CORPORATE GOVERNANCE

Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To assist in its governance, our board has formed two standing committees composed entirely of independent directors, the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, and we have adopted a Code of Business Conduct, a Whistleblower Policy and an Insider Trading Policy. Copies of our committee charters, Code of Business Conduct and Ethics, Whistleblower Policy and Insider Trading Policy are available on our website at www.cbdmd.com under the ”Corporate Governance” section. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with our President and our Chief Financial Officer, by reading materials that we may send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year, serving until our next annual meeting. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum of directors then exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Our independent directors meet in executive session at each regularly scheduled board meeting. During fiscal 2024, the board of directors held 16 meetings including annual meetings. During fiscal 2024, each director attended at least 80% of the aggregate of (i) the total number of meetings of the board of directors held during the period of such member’s service and (ii) the total number of meetings of the committees of the board of directors on which he served held during the period of such member’s service.

Board Leadership Structure and Board’s Role in Risk Oversight

Messrs. Sellers, Raines, and Stephen are each considered an independent director within the meaning of Section 803 of the NYSE American LLC Company Guide. Mr. Kennedy currently serves as our Chief Executive Officer and Chief Financial Officer. Dr. Swift was an employee of our company from March 2021 to August 2024. We do not have a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including operational risk, regulatory risk, strategic risk, reputation risk, credit risk, interest rate risk, and liquidity risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including regular review and assessment of the effectiveness of such processes. Our Chief Executive Officer and Chief Financial Officer attend the board meetings and are available to address any questions or concerns raised by the board on risk management and any other matters. Our employee board member and the independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, annual meetings of independent directors. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are: (i) our ability to continue as a going concern, (ii) increasing our customer base, (iii) diversifying our sales, and (iv) improving profitability.

Board Committees

The board of directors has standing Audit, and Compensation, Corporate Governance and Nominating Committees. Each committee has a written charter. The charters are available on our website at www.cbdmd.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Audit Committee	Responsibilities

Members:	The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

● William F. Raines, III (Chairman)	● the integrity of our financial statements;
● Bakari Sellers	● our compliance with legal and regulatory requirements; and
● Scott G. Stephen	● the qualifications and independence of our independent registered public accountants.

Meetings in fiscal 2024: 4

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter. Mr. Raines, the chairman of the Audit Committee is considered a “financial expert” under applicable SEC and NYSE American rules.

Compensation, Corporate Governance and Nominating Committee

In April 2020 following our 2020 annual meeting of shareholders, our board of directors approved the consolidation of two previously constituted board committees, the Compensation Committee and the Nominating and Corporate Governance Committee, into one consolidated committee titled the Compensation, Corporate Governance and Nominating Committee.

Members:	Responsibilities

● Bakari Sellers (Chairman) ● William F. Raines, III ● Scott Stephen Meetings in fiscal 2024: 1

The Compensation, Corporate Governance and Nominating Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The committee is also tasked with assessing the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Compensation, Corporate Governance and Nominating Committee also administers our equity compensation plans.

Use of Outside Advisors

All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and of motivating our executives to achieve improved cbdMD executive performance, which ultimately benefits our shareholders. The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by us, and the other terms and conditions of their engagement. The committee considers input and recommendations from management, including our President and Chief Financial Officer (who are not present during any committee deliberations with respect to compensation) in connection with its review of our compensation programs and its annual review of the performance of the other executive officers. During fiscal 2020 and 2021 the committee engaged the services of an independent compensation consultant, Willis Towers Watson, to provide it with an executive pay review. The committee takes into consideration the recommendations of the outside compensation consultant and our executive officers but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.

Shareholder Nominations

Common shareholders who would like to propose a candidate to serve as a member of our board of directors may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Compensation, Corporate Governance and Nominating Committee for appropriate consideration. The board of directors is committed to promoting diversity and inclusion in the governance and operations of cbdMD. These values are to be reflected in identifying candidates for board service and in the overall composition of the board, so that the board is inclusive of members who reflect racial, gender and ethnic diversity. It is the policy of the Compensation, Corporate Governance and Nominating Committee to consider director candidates recommended by common shareholders who appear to be qualified to serve on our board of directors. The Compensation, Corporate Governance and Nominating Committee may, however, choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors.

To avoid the unnecessary use of the Compensation, Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Compensation, Corporate Governance and Nominating Committee, a common shareholder should submit the following information in writing, addressed to the corporate secretary of cbdMD at our main office:

●	the name and address of the person recommended as a director candidate;

●

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

●

as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

●	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Compensation of Directors

In March 2021, after reviewing the results of an independent compensation study on public company executive and board compensation, the Compensation, Corporate Governance and Nominating Committee of our board of directors adopted a new compensation program for our independent directors. For the 2024 board term which began in March 2024, the components are set forth below:

Annual retainer	$35,000
Stock award, 4,000 shares of common stock, vesting quarterly on June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025
Common stock option grant, 2,000 shares, five year term, strike price fair market value on the Grant Date, vesting immediately

Additional committee chairperson annual compensation:
Chairman of the Board of Directors	$22,500
Audit Committee	$17,000
Compensation, Corporate Governance and Nominating Committee	$7,000

Additional committee membership annual compensation (excluding committee chairperson):
Audit Committee	$8,500
Compensation, Corporate Governance and Nominating Committee	$4,000
No additional compensation for meeting attendance

Our non-executive employee director, Dr. Sibyl Swift, received the stock award and option grant disclosed above for her services as a member of our board of directors in fiscal 2024.

The following table sets forth the compensation paid or earned for fiscal 2024 by our independent directors and our non-management employee director.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Options Awards ($) (1)	Non equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

William F. Raines, III	$56,000	$3,440	$1,074	-	-	-	$60,514
Bakari Sellers	$50,500	$3,440	$1,074	-	-	-	$55,014
Scott G. Stephen	$70,000	$3,440	$1,074	-	-	-	$74,514
Dr. Sibyl Swift (2)	$-	$3,440	$1,074	-	-	-	$4,514

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2024 10-K.

(2)

Only includes compensation specific to board role and excludes compensation as VP of Scientific and Regulatory Affairs and for consulting services. See “Certain Relationships and Related Transactions” below.

The Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not have any formal policy that requires the Company to grant, or avoid granting, equity-based compensation to its executive officers at certain times. Consistent with its annual compensation cycle, the Compensation, Corporate Governance and Nominating Committee has for several years granted annual equity awards to its executive officers and directors following the Company’s annual meeting. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Anti-Hedging Policies

Under the Company’s Insider Trading Policy, all officers, directors and employees are prohibited from engaging in hedging, pledging or shorting transactions.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is biographical information on the executive officers.

T. Ronan Kennedy Age 46 Chief Executive Officer and Chief Financial Officer	Biographical information on Mr. Kennedy appears earlier in this proxy statement under Proposal 1.

Bradley Whitford Age 43 Chief Accounting Officer

Mr. Whitford, age 43, has been employed by the Company since 2021. He has served as Chief Accounting Officer since March 2024.  Prior to joining the Company he served as Corporate Accounting Manager – Global Close and Consolidations for Diversey, Inc., a hygiene, infection prevention and cleanings solutions company from 2019 to 2021. Prior to his role at Diversey, he served as Corporate Controller for Four S LLC, a franchisee of Sola Salons Studios in the US from 2017 to 2019 and as Vice President and Corporate Controller of Campus Crest Communities, Inc., a vertically integrated developer of luxury student housing in the US and Canada from 2014 to 2016. Mr. Whitford graduated from the University of North Carolina at Wilmington with a BA in Psychology and Master of Science in Accountancy.

Key Employees

While not an executive officer of our company, Dr. Swift has been deemed a key employee of our company for fiscal 2024 and is expected to continue to make significant contributions to our business. Dr. Swift served as our chief science officer and vice president of regulatory affairs from March 2021 to August 2024. She is currently engaged as a consultant and serves on our board of directors.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●	all individuals serving as our principal executive officer or acting in a similar capacity during fiscal 2024;

●	our two most highly compensated named executive officers at September 30, 2024 whose annual compensation exceeded $100,000; and

●

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at September 30, 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Options Awards ($) (1)	Non-equity incentive plan compensation ($)	Non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Ronan Kennedy,	2024	275,000	-	-	-	-	-	-	275,000
CEO and CFO	2023	275,000	-	-	-	-	-	-	275,000

Bradley Whitford	2024	181,375	-	-	-	-	-	-	181,375
Chief Accounting Officer (2)	2023	185,750	-	3,510	2,175	-	-	-	191,435

Kevin MacDermott (3)	2023	109,615	-	-	-	-	-	-	109,615

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2024 10-K.

(2)	Mr. Whitford commenced serving as our Chief Accounting Officer in March 2024 and since 2021 is an employee of the Company.
(3)	Mr. MacDermott commenced serving as our President on May 16, 2022 and resigned on February 26, 2023.

Executive Employment Agreements

T. Ronan Kennedy. Mr. Kennedy is currently an at-will officer of the Company. Effective October 1, 2021, the Company entered into an Executive Employment Agreement with Mr. Kennedy to serve as our Chief Financial Officer and Chief Operating Officer (the “Kennedy Employment Agreement”) which expired in 2023. The material terms of the agreement were as follows:

Term:	One year, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.
Annual base salary:	$275,000, an increase of $25,000 from his initial annual base salary.
Restricted stock awards and stock options:

As additional compensation on the effective date of the agreement we granted him (i) a restricted stock award of an aggregate of 556 shares of our common stock vesting subject to continued employment on January 1, 2022, and (ii) five- year stock options to purchase 1,667 shares of our common stock at an exercise price of $88.20 per share, vesting subject to continued employment on October 1, 2022.

Under Mr. Kennedy’s employment agreement dated October 1, 2021 we granted Mr. Kennedy: (i) a restricted stock award of 1,112 shares of our common stock, and (ii) 10 year stock options to purchase 7,778 shares of our common stock, vesting subject to continued employment as follows: (A) 2,223 shares at an exercise price of $157.50 per share which have vested; (B) an additional 2,778 shares at an exercise price of $225.00 per share which have vested; and (B) an additional 2,778 shares at an exercise price of $292.50 per share, which have also vested.

Performance bonus:

Mr. Kennedy is eligible for a performance bonus payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Kennedy may be entitled to receive an annual discretionary bonus in such amount as may be determined by our board of directors, upon the recommendation of the committee, in its sole discretion.

Other benefits:	Mr. Kennedy is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of paid vacation.
Claw back provision:

Any incentive-based compensation, or any other compensation, paid to Mr. Kennedy pursuant to the terms of the Kennedy Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Kennedy Employment Agreement will terminate upon his death or as follows:
Disability

If we should terminate the Kennedy Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Kennedy without cause:

We may terminate the Kennedy Employment Agreement without notice for “cause” (as defined in the Kennedy Employment Agreement) following a 30 day cure period. If we should terminate the Kennedy Employment Agreement for cause, he is not entitled to any compensation or severance benefits. Mr. Kennedy may also terminate the agreement without cause. In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:

We may terminate the Kennedy Employment Agreement upon 30 days’ notice to Mr. Kennedy. In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:

Constructive termination of the Kennedy Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Kennedy’s duties and responsibilities occurs, all subject to waiver by him. In such event, subject to a 30-day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:

If the Kennedy Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Kennedy an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the then current term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Kennedy Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions

Bradley Whitford. Mr. Whitford is an at-will employee with a base salary of $200,000 and eligible for discretionary performance bonuses and participation in the Company’s equity compensation plans.

Kevin MacDermott. Effective May 16, 2022, we entered into an employment agreement with Mr. MacDermott to serve as our President. Mr. MacDermott resigned effective February 26, 2023. His base salary was $285,000.

Equity Compensation Plans

On June 2, 2015, our board of directors and shareholders adopted our 2015 Equity Compensation Plan (the “2015 Plan”) initially covering 26,112 shares of common stock. At the 2019 annual meeting of our shareholders, our shareholders approved an increase in the based number of shares of our common stock reserved for grants under the plan to 45,445 shares. The 2015 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2015 Plan will automatically increase on the first trading day of October each calendar year during the term of the 2015 Plan by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in September of the immediately preceding calendar year, up to a maximum annual increase of 2,223 shares of common stock.

On January 8, 2021, our board of directors approved the 2021 Equity Compensation Plan (the “2021 Plan”) and our shareholders approved the 2021 at our 2021 annual meeting. The 2021 Plan reserves 111,112 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2021 Plan. The 2021 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on October 1 of each calendar year during the term of the 2021 Plan, beginning with calendar year 2022, by an amount equal to 1% of the total number of shares of common stock outstanding on September 30 of such calendar year, up to a maximum of 5,556 shares.

The purpose of each of the 2015 Plan and 2021 Plan (collectively, the “Plans”) is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The Plans are administered by our Compensation, Corporate Governance and Nominating Committee.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)

Plans approved by our shareholders
2015 Plan	23,358	187.09	18,617
2021 Plan	20,678	51.75	63,958

Plans not approved by shareholders	-	-	-

Please see Note 9 of the notes to our audited consolidated financial statements appearing in our 2024 10-K for more information on our 2015 Plan and 2021 Plan.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2024.

									Equity
									incentive
								Equity	plan
								incentive	awards:
			Equity					plan	Market of
			incentive					awards:	payout
			plan				Market	Number of	value of
			awards:			Number of	value of	unearned	unearned
	Number of	Number of	Number of			shares of	shares or	shares,	shares,
	securities	securities	securities			unit of	units of	units or	units or
	underlying	underlying	underlying	Option		stock that	stock that	other	other
	unexercised	unexercised	unexercised	exercise	Option	have not	have not	rights that	rights that
	options (#)	options (#)	unearned	price	expiration	vested	vested	have not	have not
Name	exercisable	unexercisable	options	($)	date	(#)	($)	vested	vested

T. Ronan Kennedy	2,223	-	-	157.50	10/1/2025	-	-	-	-
	2,778	-	-	225.00	10/1/2025	-	-	-	-
	2,778	-	-	292.50	10/1/2025	-	-	-	-
	1,667	-	-	88.65	10/1/2026	-	-	-	-

Bradley Whitford	334	-	-	45.00	1/27/2027	-	-	-	-
	334	-	-	10.53	1/9/2028	-	-	-	-

Pay Versus Performance Table

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the Compensation Committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including three years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return, and net loss results for the years ended September 30 2024, 2023 and 2022:

Year (a)	Summary Compensation Table Total for PEOs($)(1)	Summary Compensation Table Total for PEOs($)(1)	Summary Compensation Table Total for PEOs($)(1)	Compensation Actually Paid to PEOs($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs($)(3)	Average Compensation Actually Paid to Non-PEO NEOs($)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return($)(4)	Net Income (in 000’s) ($)(5)
2024	275,000	275,014		275,014	181,375	181,375	(88)	(3,700,126)
2023	384,615	384,637		384,637	191,435	191,435	(46)	(22,938,209)
2022	1,914,067	1,948,472		1,948,472	174,693	173,793	(76)	(70,083,693)

(1)  Represents the total compensation of our PEO, Ronan Kennedy for 2024 and 2023, Kevin MacDermott for 2023 and 2022 and Marty Sumichrast and Scott Coffman for 2022, as reported in the Summary Compensation Table for each year indicated.

(2)  The following table details the applicable adjustments that were made to determine “compensation actually paid” to our PEO and Non-PEO NEO as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year.

Year	Name	Summary Compensation Table Total ($)	Deduct "Stock Awards" and "Option Awards" reported in Summary Compensation Table ($)	Add Year- End Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year ($)	Compensation Actually Paid ($)
2024	PEO	275,000	-	-	-	-	14	275,014
	Other NEOs	181,375	-	-	-	-	-	181,375
2023	PEOs	384,615	-	-	-	-	22	384,637
	Other NEOs	191,435	(5,685)	-	-	5,685	-	191,435
2022	PEOs	1,914,067	(311,000)	45,000	(9,620)	230,000	(17,945)	1,850,502
	Other NEOs	174,693	(15,825)			4,875	10,050	173,793

(3)  Represents the total compensation of our other NEOs, Bradley Whitford for 2024, 2023 and 2022, as reported in the Summary Compensation Table for each year indicated.

(4)  Represents the cumulative three-year total return to shareholders of our common stock and assumes that the value of the investment was $100 on September 30, 2021. The Company did not issue any common stock dividends during the fiscal years ended September 30, 2024, 2023 or 2022. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(5)  Represents our reported net income (loss) for each year indicated.

PRINCIPAL SHAREHOLDERS

At February 21, 2025, we had 6,262,833 shares of our common stock issued and outstanding. The following table sets forth information known to us as of February 21, 2025, relating to the beneficial ownership of shares of our common stock by:

❖	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
❖	each director and nominee;
❖	each named executive officer; and
❖	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 2102 Westinghouse Blvd., Suite A, Charlotte, NC 28273. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the record date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of that date, have been exercised or converted. The table includes columns to reflect each individual’s ownership assuming Proposal 3 is approved and we issue 65,000,000 shares of common stock upon the automatic conversion resulting in 71,262,833 shares of common stock issued and outstanding.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class	No. of Shares Beneficially Owned Assuming Effectiveness of Proposal 3	% of Class Assuming Effectiveness of Proposal 3 Class

Directors and Officers
T. Ronan Kennedy (1)	17,623	*	559,023	*
William F. Raines, III (2)	86,314	1.4%	86,314	*
Bakari Sellers (3)	9,438	*	9,438	*
Scott G. Stephen (4)	10,138	*	10,138	*
Dr. Sibyl Swift (5)	8,008	*	8,008	*
Brad Whitford (6)	1,114	*	1,114	*
All names executive officers and directors as a group (six persons)	132,635	2.1%	665,597	*
Jeffrey Porter (director nominee) (7)	13,030	*	4,577,833	6.9%
Kevin Roe (director nominee) (8)	537	*	188,500	*
R. Scott Coffman (9)	387,695	6.2%	387,695	*
Marianne & Lloyd Lambeth	373,599	6.0%	373,599	*
CRC Investment Fund LP (10)	18,870	*	6,630,000	9.3%
*	Less than 1%

(1)

The number of shares of our common stock beneficially owned by Mr. Kennedy includes (a) 6,632 shares of common stock, (b) 1,545 shares of common stock (542,945 shares assuming effectiveness of Proposal 3) issuable upon conversion of 41,765 shares of our Series A Preferred and (c) 9,446 shares of common stock underlying stock options with exercise prices ranging from $88.65 to $292.5 per share. Includes shares Mr. Kennedy holds through the CRED Trust, which Mr. Kennedy serves as trustee and holds voting and dispositive control.

(2)

The number of shares of common stock beneficially owned by Mr. Raines includes (a) 3,365 shares held by him directly; (b) 4,891 shares of common stock underlying vested stock options with exercise prices ranging from $0.93 to $243.45 per share and (c) 2,058 shares held of record by Board Investor Group II, LLC that Mr. Raines controls voting. Mr. Raines disclaims beneficial ownership of all securities held by Board Investors Group II, LLC except to the extent of his pecuniary interest therein. Also includes 75,000 shares held of record by Majik Medicine that Mr. Raines controls voting through August of 2025. Includes 1,000 shares of common stock underlying unvested restricted stock awards.

(3)

The number of shares of our common stock beneficially owned by Mr. Sellers includes 3,391 shares of common stock as well as 5,047 shares of our common stock underlying vested stock options with exercise prices ranging from $0.93 to $243.45 per share. Includes 1,000 shares of common stock underlying unvested restricted stock awards.

(4)

The number of shares of our common stock beneficially owned by Mr. Stephen includes 4,247 shares of common stock as well as 4,891 shares of common stock underlying vested stock options with exercise prices ranging from $0.93 to $243.45 per share. Includes 1,000 shares of common stock underlying unvested restricted stock awards.

(5)

The number of shares of our common stock beneficially owned by Dr. Swift includes 3,340 shares of common stock as well as 3,668 common stock options with exercise prices ranging from $0.93 to $45.00. Includes 1,000 shares of common stock underlying unvested restricted stock awards.

(6)

The number of shares of our common stock beneficially owned by Mr. Whitford includes 445 shares of common stock as well as 668 shares of common stock underlying vested stock options with exercise prices ranging from $10.35 to $45.00.

(7)

The number of shares of our common stock beneficially owned by Mr. Porter consists of shares of common stock issuable upon conversion of 352,141 shares of our Series A Preferred. The Series A Preferred shares include: (a) 286,741 shares held by Porter Partners LP, a fund managed by Mr. Porter, BCN Joseph Partners, a general partnership managed by Mr. Porter and (c) an aggregate of 27,400 shares held in an IRA and living trust of which Mr. Porter is the beneficiary.

(8)	The number of shares of our common stock beneficially owned by Mr. Roe consists of shares of common stock issuable upon conversion of 14,000 shares of our Series A Preferred Stock.

(9)

The number of shares of our common stock beneficially owned by Mr. Coffman consists of: (a) 81,867 shares held of record by Edge of Business, LLC (“Edge of Business”); and (b) 305,828 shares held of record by the Coffman Family Office, LLC (“Coffman Family Office”). Except as set forth herein, Mr. Coffman has voting and dispositive control over securities owned of record by Edge of Business. Coffman Management, LLC (“Coffman Management”) is the Manager of Coffman Family office and Mr. Coffman is the Manager of Coffman Management. Mr. Coffman disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein.

(10)

Clark R. Crosnoe is the managing member of CRC Investment Fund GP. LLC, the general partner of CRC Investment Fund LP (the “Fund”), and the managing member of CRC Capital, LLC, the Fund's investment manager. As such he may be deemed to be the beneficial owner of the shares of common stock. The amount of shares beneficially owned by the Fund consists of shares issuable upon conversion of 510,000 shares of Series A Preferred Stock. The foregoing should not be construed in and of itself as an admission by Mr. Crosnoe as to beneficial ownership of the securities beneficially owned directly by the Fund. Excludes share of common stock issuable upon conversion of 100,755 shares of Series A Preferred Stock held by trusts over which MR. Crosnoe has discretionary investment authority.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Sibyl Swift, a member of the board of directors, served as our Chief Science Officer and VP Regulatory Affairs and the co-chair of cbdMD Therapeutics, LLC, from March 2021 to August 2024. In addition to any compensation she received as a board member, Dr. Swift received a salary of $240,000 for fiscal 2024 and participated in the Company’s normal benefit plan through September 3, 2024. Dr. Swift remains engaged as a consultant to the Company on a month to month basis with a monthly retainer of $8,000.

Pre-Approval Policy

Our Audit Committee will review any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for our last two completed fiscal years. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Audit Committee of our board of directors.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2026 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2026 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

cbdMD, Inc.

Attention: Corporate Secretary

2102 Westinghouse Blvd., Suite A

Charlotte, NC 28273

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2026 annual meeting must be received by us at our principal executive office no later than December 10, 2025 in order to be eligible for inclusion in our 2026 proxy statement and proxy relating to that meeting. Proposals received after this date will be considered untimely. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Compensation, Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of cbdMD, Inc. at our principal executive offices at 2102 Westinghouse Blvd., Suite A, Charlotte, NC 28273 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2024 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2024 10-K by writing to us at 2102 Westinghouse Blvd., Suite A, Charlotte, NC 28273, Attention: Corporate Secretary, or from our corporate website at www.cbdmd.com.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to cbdMD, Inc., Attention: Corporate Secretary, 2102 Westinghouse Blvd., Suite A, Charlotte, NC 28273.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other information with the SEC. Certain of our SEC filings are available on our corporate website at www.cbdmd.com and on SEC's web site at www.sec.gov. This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, cbdMD, Inc., 2102 Westinghouse Blvd., Suite A, Charlotte, NC 28273.

APPENDIX A

SERIES A PREFERRED ARTICLES OF AMENDMENT

Articles of Amendment to
the Certificate of Designation of Rights and Preferences 8.0% Series A Cumulative Convertible Preferred Stock of cbdMD, Inc.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Certificate of Designation of Rights and Preferences 8.0% Series A Cumulative Convertible Preferred Stock (the “Certificate of Designation”):

1.         The name of the corporation is cbdMD, Inc.

2.         The Certificate of Designation is hereby amended as follows:

Section 4 is deleted.

Section 5 of the Certificate of Designation is hereby amended to add the following paragraph (e) to Section 5:

(e)         Automatic Conversion to Common Stock. Each outstanding share of Series A Convertible Preferred Stock shall automatically, without any action on the part of the holder thereof, convert into THIRTEEN shares of Common Stock (the “Automatic Conversion”) immediately following the effective time of the Articles of Amendment to the Certificate of Designation of Rights and Preferences 8.0% Series A Cumulative Convertible Preferred Stock amending such Certificate of Designation of Rights and Preferences 8.0% Series A Cumulative Convertible Preferred Stock to add this paragraph (e) to Section 5 (such effective time, the “Conversion Effective Time”). The shares of Common Stock issued in connection with the Automatic Conversion initially shall be uncertificated.

3.         The foregoing amendment was approved by, and proposed and recommended to the corporation’s shareholders by, the Board of Directors on ____________, 2025, and approved by the shareholders on _____________, 2025 in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.         These Articles of Amendment will become effective at _______, Eastern Time, on ____________, 2025.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2025.

cbdMD, Inc.

By:
Name: T. Ronan Kennedy
Its: Chief Executive Officer and Chief Financial Officer

A-1

APPENDIX B

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

CBDMD, INC.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation, as Amended:

1.	The name of the corporation is cbdMD, Inc.

2.	The Articles of Incorporation of the corporation are hereby amended as follows:

Article II of the Articles of Incorporation is hereby amended to add the following paragraph to precede the first paragraph of Article II:

“At _______, Eastern Time, on __________, 2025 (the “Effective Time”), each ______ (__) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any shareholder shall be deemed after the Effective Time as a result of these Articles of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.    The foregoing amendment was approved by, and proposed and recommended to the corporation’s shareholders by, the Board of Directors on ________ __, 2025, and approved by the shareholders on __________ __, 2025 in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.	These Articles of Amendment will become effective at _______, Eastern Time, on ____________, 2025.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2025.

cbdMD, Inc.

By:
Name: T. Ronan Kennedy
Its: Chief Executive Officer and Chief Financial Officer

B-1

APPENDIX C

cbdMD, Inc.

CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

8.0% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

Section 1.         Number of Shares, Designation and Ranking.

(a)    Number of Shares and Designation. This series of Preferred Stock shall be designated as the “8.0% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Stock”). The authorized number of shares of the Series A Convertible Preferred Stock shall be Five Million (5,000,000) shares. The number of shares of Series A Convertible Preferred Stock may be increased or decreased from time to time pursuant to the provisions of Section 7(c) hereof and any such additional shares of Series A Convertible Preferred Stock shall form a single series with the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series A Convertible Preferred Stock.

(b)    Ranking. The Series A Convertible Preferred Stock will rank, with respect to rights to the payment of Dividends pursuant to Section 2 hereof and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”) and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (2) and (3) of this Section 1(b) (“Junior Stock”); (2) on a parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on a parity with the Series A Convertible Preferred Stock with respect to rights to the payment of Dividends and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up (“Parity Stock”); (3) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Convertible Preferred Stock with respect to rights to the payment of Dividends and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up (“Senior Stock”); and (4) junior to all of the Corporation’s existing and future indebtedness.

Section 2.         Dividends.

(a)    Dividend Rate. Holders of shares of the Series A Convertible Preferred Stock (individually, a “Holder” and collectively, the “Holders”) are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of 8.0%, which is equivalent to $0.80 per annum per share, based on the $10.00 liquidation preference (the “Dividend Rate”).

(b)    Dividend Payment Date; Dividend Record Date. Dividends on the Series A Convertible Preferred Stock shall accrue daily and be cumulative from, and including, the first day of the calendar month in which the shares are issued and shall be payable monthly in arrears on the 15th day of each calendar month (each such payment date, a “Dividend Payment Date,” and each such calendar month period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. Any dividend payable on the Series A Convertible Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to Holders of record as they appear in the Corporation’s stock records for the Series A Convertible Preferred Stock at the close of business on the applicable record date, which shall be the first day of each calendar month, whether or not a Business Day, the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(c)    Limiting Documents. No dividends on shares of Series A Convertible Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Corporation at any time when the payment thereof would be unlawful under the laws of the State of North Carolina or when the terms and provisions of any agreement of the Corporation, including any agreement relating to the Corporation’s indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(d)    Dividend Accrual. Notwithstanding the foregoing, dividends on the Series A Convertible Preferred Stock will accrue regardless of whether (i) the terms of any Senior Stock the Corporation may issue or agreements the Corporation may enter into, including any documents governing the indebtedness of the Corporation, at any time prohibit the current payment of dividends; (ii) the Corporation has earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by the Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock which may be in arrears, and Holders will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

(e)    Dividends on Junior Stock or Parity Stock. Unless full cumulative dividends on the Series A Convertible Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of the Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Convertible Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any Junior Stock or Parity Stock the Corporation may issue.

(f)    Pro Rata Dividends. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Convertible Preferred Stock and the shares of any other series of Preferred Stock that the Corporation may issue ranking on parity as to dividends with the Series A Convertible Preferred Stock, all dividends declared upon the Series A Convertible Preferred Stock and any other series of Preferred Stock ranking on parity that the Corporation may issue as to dividends with the Series A Convertible Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Convertible Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Convertible Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior Dividend Periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Convertible Preferred Stock which may be in arrears.

(g)    Payment of Accrued and Unpaid Dividends. Holders of Series A Convertible Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Convertible Preferred Stock as described in this Section 2. Any dividend payment made on the Series A Convertible Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 3.        Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, before any distribution or payment shall be made to the Holders of any Common Stock or any other class or series of Junior Stock, the Holders of Series A Convertible Preferred Stock shall be entitled to receive out of the Corporation’s assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, or $10.00 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon to and including the date of payment. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders of Series A Convertible Preferred Stock will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Convertible Preferred Stock and the corresponding amounts payable on all Senior Stock and Parity Stock, then after payment of the liquidating distribution on all outstanding Senior Stock, the Holders of the Series A Convertible Preferred Stock and all other such classes or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, any consolidation or merger of the Corporation with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or a statutory share exchange shall not be deemed to constitute the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 4.         Redemption.

(a)    Optional Redemption. On and after October 16, 2023, the Corporation may, at its option, upon not less than thirty (30) days nor more than sixty (60) days’ written notice, redeem (the “Optional Redemption”) the then issued and outstanding shares of Series A Convertible Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $10.00 per share of Series A Convertible Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption (the “Optional Redemption Price”). If the Corporation elects to redeem any shares of Series A Convertible Preferred Stock pursuant to an Optional Redemption, the Corporation may use any available cash to pay the Optional Redemption Price.

(b)    Optional Redemption Notice. Notice of an Optional Redemption (the “Optional Redemption Notice”) will be mailed upon not less than thirty (30) days nor more than sixty (60) days before the date fixed by the Corporation for the Optional Redemption (the “Optional Redemption Date”) to each Holder of record of Series A Convertible Preferred Stock at the address shown on the share transfer books of the Corporation. The Optional Redemption Notice shall state: (i) the Optional Redemption Date; (ii) the number of shares of Series A Convertible Preferred Stock to be redeemed; (iii) the Optional Redemption Price; (iv) the place or places where any certificates issued for Series A Convertible Preferred Stock other than through The Depository Trust Company (“DTC”) book entry described below, are to be surrendered for payment of the Optional Redemption Price; (v) that dividends on the Series A Convertible Preferred Stock will cease to accrue on such Optional Redemption Date; and (vi) any other information required by law or by the applicable rules of any exchange upon which the Series A Convertible Preferred Stock may be listed or admitted for trading. If fewer than all outstanding shares of Series A Convertible Preferred Stock are to be redeemed, the Optional Redemption Notice mailed to each such Holder thereof shall also specify the number of shares of Series A Convertible Preferred Stock to be redeemed from each such Holder. For the avoidance of doubt, holders of shares of Series A Convertible Preferred Stock shall have the right to convert all or a portion of the Series A Convertible Preferred Stock at any time following the Optional Redemption Notice but prior to the Optional Redemption Date in accordance with the provisions of Section 5(a) hereof.

(c)    Mandatory Redemption Upon the Occurrence of a Change of Control.

(i)         In the event of a transaction resulting in a Change of Control, the Corporation (or its successor) shall be required to redeem (the “Change of Control Redemption”), by irrevocable written notice to the Holders, all of the then issued and outstanding shares of Series A Convertible Preferred Stock held by all Holders. Upon such Change of Control Redemption, the Corporation will pay or deliver, as applicable, to each Holder in respect of each share of Series A Convertible Preferred Stock held by such Holder, an amount equal to $11.00 per share of Series A Convertible Preferred Stock held by such Holder plus the aggregate amount of accrued and unpaid Dividends from the Dividend Payment Date immediately preceding the redemption date through, but excluding, the redemption date (the “Change of Control Redemption Price”). The Corporation will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides the Change of Control Notice described in Section 4(d) below to the Holders of shares of Series A Convertible Preferred Stock.

(ii)         a “Change of Control” is deemed to occur when, after the original issuance of the Series A Convertible Preferred Stock, the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions which were pre-approved by the Corporation’s Board of Directors of the Corporation’s stock entitling that person to exercise more than 50% of the total voting power of all the Corporation’s stock entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); provided, however, that (A) the vesting of the aggregate of 8,750,000 shares of Common Stock and/or (B) the issuance of an aggregate of 15,525,000 shares of Common Stock both pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated December 3, 2018 by and among the Corporation, its wholly-owned subsidiaries and Cure Based Development, LLC shall not be deemed to be a Change of Control.

(iii)         If, in connection with a transaction resulting in a Change of Control, the Corporation or its successor shall not have sufficient funds legally available under the NCBCA to redeem all outstanding shares of Series A Convertible Preferred Stock, then the Corporation shall (a) redeem, pro rata among the Holders, a number of shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock that can be redeemed with the maximum amount legally available for the redemption of such shares of Series A Convertible Preferred Stock under the NCBCA, and (b) redeem all remaining shares of Series A Convertible Preferred Stock not redeemed because of the foregoing limitations at the applicable Change of Control Redemption Price as soon as practicable after the Corporation (or its successor) is able to make such redemption out of assets legally available for the purchase of such share of Series A Convertible Preferred Stock. The inability of the Corporation (or its successor) to make a redemption payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required redemption when, as and if permitted by applicable law.

(iv)         On or prior to the tenth (10th) Business Day prior to the date on which the Corporation anticipates consummating a transaction which would result in a Change of Control, the Corporation shall send written notice (a “Change of Control Notice”) to each Holder of record of Series A Convertible Preferred Stock at the address shown on the share transfer books of the Corporation. The Change of Control Notice shall state (i) the date on which the transaction that would result in a Change of Control is anticipated to be effected, (ii) a description of the material terms and conditions of such Change of Control transaction, (iii) a statement that all shares of Series A Convertible Preferred Stock shall be redeemed by the Corporation (or its successor) on the date specified in such Change of Control Notice (the “Change of Control Redemption Date”), which such date must be a Business Day of the Corporation’s choosing that is no later than the date of the consummation of the transaction resulting in such Change of Control, (iv) the Change of Control Redemption Price with respect to each share of Series A Convertible Preferred Stock, and (v) the procedures that Holders of shares of Series A Convertible Preferred Stock must follow in order for their shares of Series A Convertible Preferred Stock to be redeemed. Any Change of Control Notice mailed or delivered as provided in this Section 4(c) shall be conclusively presumed to have been duly given, whether or not any applicable Holder receives such notice, but failure to duly give such notice by mail or delivery, or any defect in such notice or in the mailing or delivery thereof, to any Holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to Section 4(b) shall not affect the validity of the proceedings for the redemption of any other share(s) of Series A Convertible Preferred Stock to the extent that such failure to duly give notice or any defect in such notice or the mailing or delivery thereof (in each case, to the extent such failure or defect is not promptly cured or corrected) does not materially prejudice any such Holder. For the avoidance of doubt, Holders of shares of Series A Convertible Preferred Stock shall have the right to convert all or a portion of the Series A Convertible Preferred Stock at any time following the Change of Control Notice but prior to the Change of Control Redemption Date in accordance with the provisions of Section 5(c) hereof.

(d)    Additional Redemption Procedures.

(i)         At the Corporation’s election, on or prior to the Optional Redemption Date or the Change of Control Redemption Date (collectively, the “Redemption Date”), as applicable, the Corporation may irrevocably deposit the Optional Redemption Price or the Change of Control Redemption Price, as applicable (collectively, the “Redemption Price”) (including accrued and unpaid dividends) of the Series A Convertible Preferred Stock so called for redemption in trust for the Holders thereof with a bank or trust company of its choice, in which case the notice to Holders of redemption of shares of Series A Convertible Preferred Stock will (i) state the date of such deposit, and (ii) specify the office of such bank or trust company as the place of payment of the Redemption Price. Any interest or other earnings earned on the Redemption Price (including all accrued and unpaid Dividends) deposited with a bank or trust company will be paid to the Corporation. Any monies so deposited that remain unclaimed by the Holders of shares of Series A Convertible Preferred Stock at the end of six (6) months after the Redemption Date will be returned to the Corporation by such bank or trust company. If the Corporation makes such a deposit, shares of Series A Convertible Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the date of such deposit.

(ii)         On or after the date fixed for redemption pursuant to either Section 4(a) or Section 4(b) hereof, each Holder of shares of Series A Convertible Preferred Stock that holds a certificate other than through the DTC book entry described in Section 12 below must present and surrender each certificate representing his or her Series A Convertible Preferred Stock to the Corporation at the place designated in the applicable notice and thereupon the Redemption Price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Convertible Preferred Stock as the owner thereof.

(iii)         If the Corporation redeems any shares of Series A Convertible Preferred Stock and if the Redemption Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the Dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the Holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the Redemption Price for such shares.

Section 5.         Conversion.

(a)    Conversion at Option of Holder.

(i)         Each share of Series A Convertible Preferred Stock, together with accrued but unpaid Dividends, shall be convertible, at any time and from time to time from and after the issuance date, at the option of the Holder thereof into shares of the Corporation’s Common Stock at a conversion price of $6.00 per share (the “Conversion Price”), which initially equals 1.667 shares of Common Stock for each share, subject to adjustment as set forth in Section 5(a)(ii) hereof. Holders shall effect conversions (the “Optional Conversion”) by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Optional Conversion”), duly completed and executed. Other than a conversion following a Change of Control Notice, the Notice of Optional Conversion must specify the number of shares of Series A Convertible Preferred Stock then held by the Holder and the number of such shares which the Holder is converting (the “Optional Conversion Shares”). Provided the Corporation’s Transfer Agent (as defined in Section 9 hereof) is participating in the DTC Fast Automated Securities Transfer program, the Notice of Optional Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (a “DWAC Delivery”). The “Optional Conversion Date”, or the date on which an conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Optional Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if applicable) representing such shares of Series A Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Optional Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Optional Conversion Date shall be defined as the Trading Day on which the original share certificate(s) (if applicable) of Series A Convertible Preferred Stock being converted, duly endorsed, and the accompanying Notice of Optional Conversion, are received by the Corporation. The calculations set forth in the Notice of Optional Conversion shall control in the absence of manifest or mathematical error. “Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the “Trading Market” which means the NYSE American LLC (the “NYSE American”), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or any successor exchange to the foregoing, or any market on which the Common Stock is listed or admitted to trading (including any over-the-counter market).

(ii)         If the Corporation, at any time while the Series A Convertible Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series A Convertible Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 5(a)(ii) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. All calculations under this Section 5(a)(ii) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5(a)(ii), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5(a)(ii), the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii)         If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Convertible Preferred Stock, and, except if such notice and the contents thereof shall be deemed to constitute material non-public information, shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

(iv)         Notwithstanding anything herein to the contrary, the Corporation shall not effect any Optional Conversion of the Series A Convertible Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Convertible Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Optional Conversion, such Holder (together with such Holder’s Affiliates (as that term is defined in Rule 405 of the Securities Act of 1933, as amended), and any other natural person, company, corporation, partnership, association, trust or organization (collectively, a “Person”) whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the U.S. Securities and Exchange Commission (the “Commission”), including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock held by such Holder and its Attribution Parties plus the number of shares of Common Stock issuable upon Optional Conversion subject to the Notice of Optional Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted shares of Series A Convertible Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that, in the case of both (A) and (B), are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 5(a)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 5(a)(iv), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s Transfer Agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series A Convertible Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Optional Conversion (to the extent permitted pursuant to this Section 5(a)(iv)), or 4.99% upon election by the Holder at the time of the purchase of the shares of Series A Convertible Preferred Stock. Notwithstanding the foregoing, by written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage, or if such notice is given upon initial issuance of the Series A Convertible Preferred Stock to the Holder, then the reset Beneficial Ownership Limitation shall be effective immediately. Upon such a change by a Holder of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum 61-day notice required by this Section 5(a)(iv). The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Optional Conversion regarding its Beneficial Ownership Limitation, and the determination as to whether the Series A Convertible Preferred Stock is convertible and of which portion of the Series A Convertible Preferred Stock is convertible shall be made in the sole discretion of the Holder and the Corporation shall have no obligation to verify or confirm the accuracy of such determination.

(b)    Market Trigger Conversion.

(i)         The Corporation may, at its option, cause the Series A Convertible Preferred Stock, together with accrued but unpaid Dividends, to be converted (the “Market Trigger Conversion”) in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the Conversion Price if the Trading Price of the Common Stock shall have equaled or exceeded 137.5% of the Conversion Price for at least twenty (20) Trading Days in any thirty (30) consecutive Trading Day period ending five (5) Trading Days prior to the date of Market Trigger Conversion Date (has defined hereafter). “Trading Price” of the Common Stock shall mean on any Trading Day (excluding any after-hours trading as of such date): (A) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to the Common Stock listed or admitted to trading or quoted on the NYSE American, or if the Common Stock is not listed or admitted to trading or quoted on the NYSE American, as reported in the principal consolidated transaction reporting system with respect to the Common Stock listed on the principal national securities exchange or national securities market on or in which the Common Stock is listed or admitted to trading; (B) if the Common Stock is not listed on, admitted to trading or quoted on the NYSE American or a national securities exchange or national securities market on that date, the last price quoted by OTC Market Group Inc. for the Common Stock on the date, or if OTC Market Group Inc. is not quoting such price, a similar quotation service selected by the Corporation; (C) if the Common Stock is not so quoted, the average mid-point of the last bid and ask prices for the Common Stock on that date from at least two (2) dealers recognized as market-makers for the Common Stock selected by the Corporation for this purpose; or (D) if the Common Stock is not so quoted, the average of the last bid and ask prices for the Common Stock on that date from a dealer engaged in the trading of the Common Stock selected by the Corporation for such purpose.

(ii)         No greater than sixty (60) nor fewer than twenty (20) days prior to the date of any such Market Trigger Conversion, notice (the “Market Trigger Conversion Notice”) shall be given to the Holders of record of the Series A Convertible Preferred Stock to be converted, by first class mail, postage prepaid and addressed to such Holders at their last addresses as shown on the Corporation’s stock transfer books. The Market Trigger Conversion Notice shall specify the date fixed for conversion (the “Market Trigger Conversion Date”), the place or places for surrender of shares of Series A Convertible Preferred Stock if such shares are held in certificated form, and the then effective Conversion Price.

(iii)         Any outstanding shares of Series A Convertible Preferred Stock subject to the Market Trigger Conversion Notice, together with accrued but unpaid Dividends, will automatically convert into shares of Common Stock on the Market Trigger Conversion Date. The Holders entitled to receive the shares of Common Stock issuable upon the Market Trigger (the “Market Trigger Conversion Shares”) will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the Market Trigger Conversion Date. Prior to 5:00 p.m., New York City time, on the Market Trigger Conversion Date, the Market Trigger Conversion Shares will not be outstanding for any purpose and Holders will have no rights with respect to such Market Trigger Conversion Shares, including voting rights, rights to respond to tender offers and rights to receive any Dividends or other distributions on the Common Stock, by virtue of holding the Series A Convertible Preferred Stock.

(c)    Change of Control Conversion Right. Upon the Holder’s receipt of a Change of Control Notice until the Trading Day ending three (3) Trading Days prior to the Change of Control Redemption Date (the “Change of Control Conversion Right Conversion Date”), the Holder of shares of Series A Convertible Preferred Stock will have the right to convert some or all of the shares of Series A Convertible Preferred Stock held by such Holder, together with accrued but unpaid Dividends on those shares (the “Change of Control Conversion Right”) into of shares of Common Stock at the Conversion Price (the “Change of Control Conversion Shares”). In the event of a Change of Control, any shares of Series A Convertible Preferred Stock not converted pursuant to the Change of Control Conversion Right prior to the Change of Control Redemption Date will be subject to the Change of Control Redemption set forth in Section 4(c) hereof.

(d)    Additional Conversion Matters.

(i)         Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (the “Share Delivery Date”) after either the Optional Conversion Date, the Market Trigger Conversion Date or the Change of Control Conversion Right Conversion Date (collectively, the “Conversion Date”), the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of either Optional Conversion Shares or Market Trigger Conversion Shares or the Change of Control Conversion Shares (collectively, the “Conversion Shares”) being acquired upon the conversion of shares of Series A Convertible Preferred Stock or (B) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Trading Market. If in the case of any Notice of Optional Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Optional Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Optional Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series A Convertible Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series A Convertible Preferred Stock unsuccessfully tendered for conversion to the Corporation. No ink-original Notice of Optional Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Optional Conversion form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender an original certificate(s) representing such shares of Series A Convertible Preferred Stock being converted, to the Corporation until the Holder has converted all of the Conversion Shares available thereunder and the Series A Convertible Preferred Stock being converted in full, in which case, the Holder shall surrender such original certificate(s) representing such shares of Series A Convertible Preferred Stock being converted for cancellation within three (3) Trading Days of the date the final Notice of Optional Conversion is delivered to the Corporation. Partial conversion of a certificate representing Series A Convertible Preferred Stock shall have the effect of lowering the outstanding number of Conversion Shares convertible thereunder in an amount equal to the applicable number of Conversion Shares issued upon conversion, and lowering the amount of shares of the Series A Convertible Preferred Stock represented by the certificate Holder by the amount of shares of the Series A Convertible Preferred Stock converted.

(ii)         Obligation Absolute. Subject to Holder’s right to rescind a Notice of Optional Conversion pursuant to Section 5(d)(i) hereof, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Convertible Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares.

(iii)         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 5(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 5(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series A Convertible Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series A Convertible Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series A Convertible Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 5(d)(i).

(iv)         Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series A Convertible Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all liens and other encumbrances.

(v)         Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Convertible Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

(vi)         Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series A Convertible Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(vii)         Status as Shareholder. Upon each Conversion Date, (A) the shares of Series A Convertible Preferred Stock being converted shall be deemed converted into shares of Common Stock and (B) the Holder’s rights as a holder of such converted shares of Series A Convertible Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Convertible Preferred Stock.

(viii)         Dividends. If the Holder converts any shares of Series A Convertible Preferred Stock and if the Conversion Date occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares so converted shall be payable on such Dividend Payment Date to the Holders of record at the close of business on such Dividend Record Date, and shall not be converted into shares of Common Stock as part of the Conversion Price for such shares.

Section 6.        Status of Acquired Shares. All shares of Series A Convertible Preferred Stock redeemed or converted in accordance with Section 4 or Section 5 hereof, or otherwise acquired by the Corporation, shall be cancelled and restored to the status of authorized but unissued shares of undesignated Preferred Stock of the Corporation.

Section 7.         Voting Rights.

(a)    General. Holders shall not have any voting rights other than those set forth in this Section 7, except as specifically required by North Carolina law or by the Articles of Incorporation from time to time.

(b)    Right to Elect Two Directors Upon Nonpayment.

(i)         Whenever Dividends on any shares of Series A Convertible Preferred Stock have not been declared and paid for the equivalent of twelve (12) or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the authorized number of directors on the Corporation’s Board of Directors shall, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two (2) and Holders, voting together as a single class, shall be entitled, at the Corporation’s next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two (2) additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such Preferred Stock Directors will not cause the Corporation to violate the corporate governance requirements of NYSE American (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; provided further that such Preferred Stock Director shall not be subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or (d)(3); provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors.

(ii)         In the event of a Nonpayment, the Holders of at least 25% of the shares of Series A Convertible Preferred Stock may request that a special meeting of shareholders be called to elect such Preferred Stock Directors; provided, however, to the extent permitted by the Bylaws, if the next annual or a special meeting of shareholders is scheduled to be held within ninety (90) days of the receipt of such request, the election of such Preferred Stock Directors shall be included in the agenda for, and shall be held at, such scheduled annual or special meeting of shareholders. The Preferred Stock Directors shall stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the Holders continue to have such voting rights. At any meeting at which the Holders are entitled to elect Preferred Stock Directors, the Holders of record of at least thirty-three and one-third percent (33 1/3%) of the then outstanding shares of Series A Convertible Preferred Stock, present in person or represented by proxy, shall constitute a quorum and the vote of the Holders of record of a majority of such shares of Series A Convertible Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

(iii)         If and when all accumulated and unpaid Dividends on Series A Convertible Preferred Stock have been paid in full (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the voting rights described in this Section 7, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at such time and the authorized number of directors on the Board of Directors shall automatically decrease by two (2).

(iv)         Any Preferred Stock Director may be removed at any time, with or without cause, by the Holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock then outstanding when they have the voting rights described in this Section 7. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the Holders of a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock then outstanding when they have the voting rights described above; provided that the election of any such Preferred Stock Directors to fill such vacancy will not cause the Corporation to violate the corporate governance requirements of NYSE American (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

(c)    Other Voting Rights. So long as any shares of Series A Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the Corporation shall not, without the affirmative vote or consent of the Holders of at least two-third (2/3) in voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, given in person or by proxy, either by vote at an annual or special meeting of such shareholders or, if and to the extent permitted by applicable North Carolina law and the Articles of Incorporation, in writing:

(i)         adopt any amendment to the Articles of Incorporation or Bylaws of the Corporation that would materially affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock, and if all series of a class of preferred stock are not equally affected by a proposed change to the existing terms of the Series A Convertible Preferred Stock, the approval of the Holders and the approval of the holders of at least two-third (2/3) in voting power of the series that will have a diminished status will be required to authorize such change; or

(ii)         create a Senior Stock, although consent by the holders of the Series A Convertible Preferred Stock will not be required for the creation of a Senior Stock if the Series A Convertible Preferred Stockholders received adequate notice of redemption to occur within ninety (90) days; provided, however, a vote of the Holders of the Series A Convertible Preferred Stock will be required if all or part of shares of Series A Convertible Preferred Stock is being retired with proceeds from the sale of the new issue;

provided, however, that for all purposes of this Section 7(c) so long as any shares of Series A Convertible Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority in voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, given in person or by proxy, either by vote at an annual or special meeting of such shareholders or, if and to the extent permitted by applicable North Carolina law and the Articles of Incorporation, increase the number of authorized shares of Series A Convertible Preferred Stock, except in connection with Section 5(a)(ii) hereof, or create an issue of Parity Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding up or dissolution; provided, further, however, that for the purposes of this Section 7(c) (A) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, or (B) any increase in the amount of the Corporation’s authorized or issued shares of Series A Convertible Preferred Stock as a result of the provisions of Section 5(a)(ii) hereof, and/or (C) the creation or issuance, or an increase in the authorized or issued amount, of any other series of Junior Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution, shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.

(d)   Amendments without Holder Consent. Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Series A Convertible Preferred Stock and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Series A Convertible Preferred Stock to:

(A)         to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent with any other provision contained in this Certificate of Designations;

(B)         to make any provision with respect to matters or questions relating to the Series A Convertible Preferred Stock that is not inconsistent with the provisions of the Articles of Incorporation or this Certificate of Designations; or

(C)         to waive any of the Corporation’s rights with respect to the Series A Convertible Preferred Stock.

Section 8.         Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall use its best efforts to (a) transmit by mail to all Holders of Series A Convertible Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such Holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such sections (other than any exhibits that would have been required) and (b) promptly upon written request, supply copies of such reports to any prospective Holder of Series A Convertible Preferred Stock. The Corporation shall mail the reports to the Holders of Series A Convertible Preferred Stock within thirty (30) days after the respective dates by which the Corporation would have been required to file the reports with the Commission if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 9.        Record Holders. The Corporation and vStock Transfer, LLC, or such other transfer agent as the Corporation may designate in its sole discretion from time to time (the “Transfer Agent”), shall deem and treat the record Holder of any shares of Series A Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

Section 10.       Sinking Fund. The Series A Convertible Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

Section 11.       Preemptive Rights. No Holders of Series A Convertible Preferred Stock will, as holders of Series A Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for the Corporation’s Common Stock or any of its other securities.

Section 12.       Book Entry.

(a)         Global Certificates. The Series A Convertible Preferred Stock shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares”), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for DTC, or with DTC’s nominee, Cede & Co., or such other depositary of the Corporation’s choosing that is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a clearing agency under Section 17A of the Exchange Act (the “Depositary”) (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of shares of Series A Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series A Convertible Preferred Stock with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

(b)         Direct Registration System. The Series A Convertible Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the Holders of shares of Series A Convertible Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for the Holder to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

Section 13.       Miscellaneous.

(a)         Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, via email or sent by a nationally recognized overnight courier service, addressed to the Corporation to the attention of the Corporation’s Chief Financial Officer, at 8845 Red Oak Boulevard, Charlotte, North Carolina 28217, email: mark@cbdmd.com or such other facsimile number, email address or mailing address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number, or via email at the email address, specified in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number, or via email at the email address, specified in this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)         Lost or Mutilated Series A Convertible Preferred Stock Certificate. If a Holder’s Series A Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Convertible Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c)         Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Convertible Preferred Stock granted hereunder may be waived as to all shares of Series A Convertible Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series A Convertible Preferred Stock then outstanding, unless a higher percentage is required by the NCBCA, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(d)         Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)         Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

cbdMD, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2025 ANNUAL MEETING OF SHAREHOLDERS – APRIL 10, 2025 AT 1:00 P.M. Eastern Time

CONTROL ID:

REQUEST ID:

The undersigned, a shareholder of cbdMD, Inc. (the “Company”) hereby revoking any proxy heretofore given, does hereby appoint T. Ronan Kennedy, with power of substitution, for and in the name of the undersigned to attend the 2025 annual meeting of shareholders of the Company to be held online at https:// www.virtualshareholdermeeting.com/YCBD2025 on Thursday, April 10, 2025 beginning at 1:00 p.m., Eastern time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET:	https://www.proxyvote.com
PHONE:	1-800-690-6903

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY
2025 ANNUAL MEETING OF THE SHAREHOLDERS OF	IN THE ENCLOSED ENVELOPE.
cbdMD, INC.	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

Proposal 1	→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect seven members to the board of directors	☐	☐
	Bakari Sellers			☐	CONTROL ID:
	William F. Raines, III			☐	REQUEST ID:
	Scott G. Stephen			☐
	T. Ronan Kennedy			☐
	Sibyl Swift			☐
	Jeffrey Porter			☐
	Kevin Roe			☐
Proposal 2	→	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public firm.	☐	☐	☐

Proposal 3	→	FOR	AGAINST	ABSTAIN
		☐	☐	☐

The approval and adoption of an amendment to the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock.

Proposal 4	→	FOR	AGAINST	ABSTAIN

To approve an amendment to the Company’s articles of incorporation, as amended, at the discretion of the board of directors, to effect a reverse stock split of our issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the board.

		☐	☐	☐

Proposal 5	→	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to adjourn of the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal.

		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE
MEETING: ☐

The board of directors unanimously recommends that the shareholders vote “FOR ALL” proposal 1 and “FOR” proposal 2, 3, 4 and 5.	MARK HERE FOR ADDRESS CHANGE ☐ New Address
(if applicable):

All votes by shareholders must be received by 11:59 p.m.
Eastern Time, April 9, 2025.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2025

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

cbdMD, INC.

Series A Preferred Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2025 ANNUAL MEETING OF SHAREHOLDERS – APRIL 10, 2025 AT 1:00 P.M. Eastern Time

CONTROL ID:

REQUEST ID:

The undersigned, a shareholder of cbdMD, Inc. (the “Company”) hereby revoking any proxy heretofore given, does hereby appoint T. Ronan Kennedy, with power of substitution, for and in the name of the undersigned to attend the 2025 annual meeting of shareholders of the Company to be held online at https://www.virtualshareholdermeeting.com/YCBD2025 on Thursday, April 10, 2025 beginning at 1:00 p.m., Eastern time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

INTERNET:	https://www.proxyvote.com
PHONE:	1-800-690-6903

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY
2025 ANNUAL MEETING OF THE SHAREHOLDERS OF	IN THE ENCLOSED ENVELOPE.
cbdMD, INC.	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

Proposal 1	→	FOR	AGAINST	ABSTAIN	CONTROL ID:

Pursuant to Proposal 3 in the Proxy Statement, the approval and adoption of an amendment to the Company’s Certificate of Designation for the Series A Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into thirteen shares of common stock.

		☐	☐	☐	REQUEST ID:

Proposal 2	→	FOR	AGAINST	ABSTAIN

Pursuant to Proposal 5 in the proxy statement, to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve Proposal 3 in the proxy statement (item 1 on this proxy card).

		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE
MEETING: ☐

The board of directors unanimously recommends that the shareholders vote “FOR” proposal 1 and "FOR" proposal 2.	MARK HERE FOR ADDRESS CHANGE ☐ New Address
(if applicable):
All votes by shareholders must be received by 11:59 p.m. Eastern Time, April 9, 2025.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2025

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)